Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among

TAHOE INVESTMENT GROUP CO., LTD.

THAIHOT INVESTMENT COMPANY LIMITED

THAIHOT INVESTMENT COMPANY US LIMITED

ALLIANCE HEALTHCARE SERVICES MERGER SUB LIMITED

and

ALLIANCE HEALTHCARE SERVICES, INC.

i

TABLE OF CONTENTS

continued

ii

TABLE OF CONTENTS

continued

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of April 10, 2017 (this “Agreement”), by and among Alliance HealthCare Services, Inc., a Delaware corporation (the “Company”), Tahoe Investment Group Co., Ltd., an entity organized under the laws of the People’s Republic of China (“Tahoe”), THAIHOT Investment Company Limited, an exempted company incorporated under the laws of the Cayman Islands and indirect wholly-owned subsidiary of Tahoe (“THAIHOT”), THAIHOT Investment Company US Limited, a Delaware corporation and indirect wholly-owned subsidiary of Tahoe (“Parent”), and Alliance Healthcare Services Merger Sub Limited, a Delaware corporation and wholly-owned subsidiary of Parent (“Sub” and, together with Tahoe, THAIHOT and Parent, the “Purchaser Parties”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 1.1 hereof.

RECITALS

WHEREAS, the parties intend that Sub be merged with and into the Company, with the Company being the surviving corporation on the terms and subject to the conditions set forth herein (the “Merger”);

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each share (the “Shares”, and each a “Share”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) not Beneficially Owned by members of the Purchaser Group (collectively, the “Unaffiliated Shares”) will be converted into the right to receive the Merger Consideration;

WHEREAS, the board of directors of the Company (the “Board”) acting upon the recommendation of a special committee of independent and disinterested directors previously appointed (the “Special Committee”), has (i) determined that this Agreement and the Contemplated Transactions, including the Merger, are advisable and in the best interests of, and fair to, the Company’s stockholders (other than members of the Purchaser Group and any Section 16 Officers); (ii) approved this Agreement and the Contemplated Transactions, including the Merger; and (iii) resolved to recommend that the stockholders of the Company approve the adoption of this Agreement and the Merger (the “Company Recommendation”);

WHEREAS, the respective boards of directors (or equivalent governing body) of Tahoe, Parent, THAIHOT and Sub have each unanimously (i) determined that this Agreement and the Contemplated Transactions, including the Merger, are advisable and in the best interests of Parent, THAIHOT and Sub, respectively, and their respective stockholders; and (ii) approved this Agreement and the other Contemplated Transactions, including the Merger;

WHEREAS, immediately prior to the execution and delivery of this Agreement, each of Tahoe, THAIHOT and the other parties thereto has executed a support agreement (i) to vote any shares of Common Stock now Beneficially Owned or hereinafter acquired by the Purchaser Parties or any other member of the Purchaser Group (“Rollover Shares”), as applicable, in favor of the approval and adoption of this Agreement and the Merger, and (ii) pursuant to which THAIHOT has agreed to contribute the Rollover Shares to Parent in exchange for newly issued shares of Parent and receive no consideration for the cancellation of the Rollover Shares in accordance with this Agreement (the “Support Agreement”); and

WHEREAS, each of the Purchaser Parties and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I.

DEFINITIONS AND TERMS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Confidentiality Agreement” means an executed confidentiality agreement on terms determined in good faith by any Independent Committee to be customary for transactions of the nature contemplated by an Acquisition Proposal; provided, for the avoidance of doubt, that an Acceptable Confidentiality Agreement shall not prohibit the making or amendment of an Acquisition Proposal or otherwise prohibit compliance by the Company with any of the provisions of Section 6.3.

“Acquired Corporations” means the Company and each of the Company’s Subsidiaries.

“Acquisition Proposal” means, other than the Contemplated Transactions, any offer or proposal of any Third Party relating to (i) any acquisition or purchase, direct or indirect, of assets equal to 15% or more of the consolidated assets of the Company or to which 15% or more of the consolidated revenues or earnings of the Company are attributable or 15% or more of any class of equity or voting securities of the Company, (ii) any tender offer or exchange offer that, if consummated, would result in such Third Party Beneficially Owning 15% or more of any class of equity or voting securities of the Company, (iii) a merger, consolidation, statutory share exchange, business combination, sale of assets, liquidation, dissolution or other similar extraordinary transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 15% or more of the consolidated assets of the Company or to which 15% or more of the consolidated revenues or earnings of the Company are attributable; or (iv) any combination of the foregoing.

“Affiliate” has the meaning given to such term in Rule 12b-2 under the Exchange Act; provided that (a) no Purchaser Party nor any other member of the Purchaser Group shall be deemed to be Affiliates of any of the Acquired Corporations and (b) the Acquired Corporations shall not be deemed to be Affiliates of any Purchaser Party or any other member of the Purchaser Group for any purpose hereunder.

“Agreement” has the meaning set forth in the Preamble.

“Benefit Plan” means any (i) deferred compensation, bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; (ii) severance or termination pay, medical, surgical, hospitalization, life insurance and other “welfare” plan, fund or program (within the meaning of section 3(1) of ERISA); (iii) profit-sharing, stock bonus or other “pension” plan, fund or program (within the meaning of section 3(2) of ERISA); (iv) employment, termination, change in control or severance agreement; or (v) other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any Subsidiary, or to which the Company or any Subsidiary is party, whether written or oral, for the benefit of any employee of the Company or any of its Subsidiaries.

“Beneficial Ownership” or “Beneficially Owns” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” has the meaning set forth in the Recitals.

“Book-Entry Shares” has the meaning set forth in Section 3.1(d).

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in the City of New York or Beijing, China are authorized or obligated by Law or executive order to close.

“Bylaws” means the Amended and Restated Bylaws of the Company, as further amended from time to time.

“Capitalization Date” has the meaning set forth in Section 4.2(a).

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as further amended from time to time.

“Certificate of Merger” has the meaning set forth in Section 2.3.

“Certificates” has the meaning set forth in Section 3.1(d).

“Change in Recommendation” has the meaning set forth in Section 6.3(e).

“Change in Recommendation Notice” has the meaning set forth in Section 6.3(e).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et seq. of ERISA.

“Code” means the Internal Revenue Code of 1986.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Credit Agreement” means the Credit Agreement by and among the Company, Credit Suisse AG, Cayman Islands Branch, as administrative agent and the other lenders party thereto, dated as of June 3, 2013, as may be amended, restated, modified, renewed, refunded, replaced, substituted, refinanced or otherwise restructured (whether pursuant to one or more debt facilities or notes, bonds, debentures or other financing instruments or any combination thereof).

“Company Disclosure Schedule” means the disclosure schedules delivered by the Company to Parent simultaneously with the execution of this Agreement.

“Company Equity Plans” means the 1999 Equity Plan for Employees and Directors of Alliance HealthCare Services, Inc. and Subsidiaries, as amended and restated on April 27, 2016, and any other stock option, stock incentive or equity compensation plan or agreement sponsored or maintained by the Company or any of its Subsidiaries as of the date hereof.

“Company Expense Reimbursement” has the meaning set forth in Section 8.2(b).

“Company Intellectual Property Agreements” means all licenses, sublicenses, consent to use agreements, covenants not to sue and permissions and other Contracts, including the right to receive royalties or any other consideration, whether written or oral, relating to Intellectual Property and to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries is a licensor or licensee.

“Company Intellectual Property” has the meaning set forth in Section 4.13(a).

“Company Leases” has the meaning set forth in Section 4.14(b).

“Company Leased Real Property” means each leasehold interest held by the Company or a Subsidiary of the Company in any real property used or occupied in connection with the businesses of the Company or a Subsidiary of the Company, in each case that is material to the business of the Company and its Subsidiaries, taken as a whole.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, has had, or would reasonably expect to have, a material adverse effect on: (a) the business, financial condition, results of operations or assets of the Acquired Corporations taken as a whole, other than any such Effect resulting from (i) any change or prospective change in the market price or trading volume of the Common Stock or the credit rating of the Company (but not any Effect underlying such change to the extent that such Effect would otherwise constitute a Company Material Adverse Effect), (ii) conditions generally affecting the economy or financial, securities, credit or other capital markets generally or the industry in which the Acquired Corporations operate or to the industries to which the Acquired Corporations sell or license their products, solutions and services, including changes in interest and exchange rates, in the United States or any other jurisdiction in which the Acquired Corporations operate or propose to operate, (iii) any Effect resulting from the negotiation, announcement, pendency or consummation of this Agreement or the Contemplated Transactions, or Third Party awareness of the Contemplated Transactions, including (A) by reason of the identity of any member of the Purchaser Group or their respective Affiliates or any communication by any member of the Purchaser Group or their respective Affiliates regarding the plans or intentions of Tahoe or Parent with respect to the conduct of the Acquired Corporations or (B) the initiation or continuation of litigation by any Person with respect to or related to the subject matter of this Agreement or the Contemplated Transactions (including any litigation, action, suit, proceeding or investigation made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) that assert allegations of a breach of fiduciary duty relating to this Agreement, or violations of securities laws in connection with the Proxy Statement), or (C) any loss or change in relationship with any customer, supplier, vendor, reseller, distributor, lender, employee, investor, venture partner or other business partner of the Acquired Corporations, (iv) changes in Law, Taxes or GAAP or principles, interpretations or enforcement thereof, (v) geopolitical conditions, the occurrence, escalation, outbreak or worsening of any acts of war (whether or not declared), armed hostilities, sabotage, terrorism (including cyber-terrorism or cyber-attacks) or national or international calamity (or the worsening of any such conditions) or other occurrences of instability in high risk locations, (vi) the existence, occurrence or continuation of any force majeure event, including any earthquakes, floods, hurricanes, tropical storms, nuclear incidents, pandemics, quarantine restrictions, weather conditions, tsunamis, tornados, volcanic eruptions, fires or other national disasters, (vii) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial or operating metrics or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans, guidance, predictions or forecasts of its revenues, earnings or other financial or operating metrics or results of operations, in and of itself (provided that, in the case of this clause (vii), the Effects underlying any such failure (if not otherwise falling within one of the other exceptions provided in this definition) may be taken into account in determining whether a Company Material Adverse Effect has occurred), (viii) compliance by the Company with the terms of, or any action taken or not taken by the Company or any of its Subsidiaries that is required or contemplated by, this Agreement, or (ix) any action taken or not taken by or at the request of a Purchaser Party or any Designated Representative; provided that any Effect resulting from any of the matters described in clause “(ii)”, “(iv)”, “(v)” or “(vi)” may be taken into account in determining whether or not there has been, or is reasonably expected to be, a Company Material Adverse Effect if, but only if, such Effect has a disproportionate adverse effect (and solely to the extent of such disproportionate adverse effect) on the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which the Company and its Subsidiaries operate, or (b) the ability of the Company to consummate the Contemplated Transactions or comply with its obligations under this Agreement, other than any such Effect resulting from any of the matters described in the immediately preceding clauses “(viii)” and “(ix)”.

“Company Material Contracts” has the meaning set forth in Section 4.12(a).

“Company Meeting” has the meaning set forth in Section 6.6(b).

“Company Recommendation” has the meaning set forth in the Recitals.

“Company Related Party” has the meaning set forth in Section 8.2(e)(i).

“Company RSU” has the meaning set forth in Section 3.4(b).

“Company SEC Reports” has the meaning set forth in Section 4.5(a).

“Company Stock Option” has the meaning set forth in Section 3.4(a).

“Company Stockholder Approval” has the meaning set forth in Section 4.18.

“Contemplated Transactions” means the Merger and the other transactions contemplated by this Agreement.

“Contract” means any legally binding written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“D&O Insurance” has the meaning set forth in Section 6.5(c).

“Delaware Secretary of State” has the meaning set forth in Section 2.3.

“Designated Representative” means Messrs. Qisen Huang, Heping Feng and Tao Zhang or any other person nominated to the Board by Tahoe or THAIHOT pursuant to the Governance Agreement.

“DGCL” has the meaning set forth in Section 2.1.

“Dispute” has the meaning set forth in Section 9.9.

“Dissenting Shares” has the meaning set forth in Section 3.5(a).

“Effect” means any effect, event, fact, development, circumstance, condition or change.

“Effective Time” has the meaning set forth in Section 2.3.

“Enforceability Exceptions” means any exceptions to the enforceability of any agreement under applicable bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors’ rights generally or under principles of equity regarding the availability of remedies.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, joint venture syndicate, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Law” means any applicable Law binding on the Company or its operations or property as of or prior to the date hereof relating in any way to the environment, natural resources or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. sec. 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. sec. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. sec. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. sec. 2601 et seq.; the Clean Air Act, 42 U.S.C. sec. 7401 et seq.; Oil Pollution Act of 1990, 33 U.S.C. sec. 2701 et seq.; the Safe Drinking Water Act, 42 U.S.C. sec. 300f et seq.; and the Hazardous Materials Transportation Act, 49 U.S.C. sec. 5101 et seq., or any equivalent state or local Law.

“Equity Interests” has the meaning set forth in Section 6.1(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Fund” has the meaning set forth in Section 3.2(a).

“Federal Health Care Program” means any “federal health care program” as defined in 42 U.S.C. §1320a-7b(f), including Medicare, Medicaid, TRICARE, Children’s Health Insurance Plan (CHIP) and similar or successor programs.

“Financial Advisor” has the meaning set forth in Section 4.15.

“GAAP” has the meaning set forth in Section 4.5(a).

“Governance Agreement” means the Governance, Voting and Standstill Agreement, dated March 29, 2016, by and among the Company, THAIHOT and Tahoe.

“Governmental Entity” means any: (a) nation, state, commonwealth, province, territory, county, municipality, tribal territory, district or other jurisdiction of any nature; (b) U.S. federal, state, local or municipal, non-U.S. or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

“Hazardous Materials” means any material, substance or waste that is regulated, classified, or otherwise characterized under or pursuant to any applicable Environmental Law as “hazardous,” “toxic,” a “pollutant,” “contaminant,” “radioactive,” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, urea formaldehyde insulation, and chlorofluorocarbons.

“Healthcare Laws” means all Laws and Orders related to health care providers and facilities, participation in Federal Health Care Programs, the practice of medicine, institutional and professional licensure, pharmacology and dispensing medicines or controlled substances, medical documentation and professional orders, medical record retention, laboratory services, unprofessional conduct, fee-splitting, referrals, billing and submission of false or fraudulent claims, claims processing, quality, safety, medical necessity, medical privacy and security, patient confidentiality and informed consent, the hiring of employees or acquisition of services or supplies from persons excluded from participation in Federal Health Care Programs, standards of care, quality assurance, risk management, utilization review, peer review, mandated reporting of incidents, occurrences, diseases and events, and advertising or marketing of health care services, or otherwise relating to the regulation, provision or administration of, or payment for, healthcare products or services, including (i) all Laws relating to the billing or submission of claims, reimbursement or fraud and abuse, including, but not limited to, the False Claims Act (31 U.S.C. § 3729, et seq.), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), federal and state anti-kickback statutes (including 42 U.S.C. § 1320a-7b), federal and state referral laws (including 42 U.S.C. §1395nn), criminal false claims statutes (e.g. 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. §3801, et seq.), the Beneficiary Inducement Statute (42 U.S.C. §1320a-7a(a)(5)), the Clinical Laboratory Improvement Act (42 U.S.C. § 263a, et seq.), the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (P.L. 108-173, 117 Stat. 2066), the Food, Drug and Cosmetic Act of 1938 (21 U.S.C. § 301, et seq.), the Prescription Drug Marketing Act of 1987 (P.L. 100-293, 102 Stat. 95), the Deficit Reduction Act of 2005 (P.L. 109-171, 120 Stat. 4), the Controlled Substances Act (21 U.S.C. 801, et seq.) and HIPAA, and the rules and regulations promulgated under the foregoing statutes, as well as all applicable counterpart state Laws to any of the foregoing; (ii) Medicare (Title CVIII of the Social Security Act), as amended and the regulations promulgated thereunder, including all conditions of participation; (iii) Medicaid (Title XIX of the Social Security Act), as amended and the regulations promulgated thereunder, including all conditions of participation; (iv) TRICARE (10 U.S.C. Section 1071 et seq.), as amended and the regulations promulgated thereunder; (v) the Affordable Care Act, and the regulations promulgated thereunder; (vi) quality, safety and medical necessity Laws relating to the regulation, provision or administration of, or payment for, healthcare products or services; (vii) Laws relating to the regulation of the corporate practice of medicine; and (viii) licenses, permits or authorization Laws relating to the regulation, provision or administration of, or payment for, healthcare products or services.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, P.L. 104-191 (including the Standards for Privacy of Individually Identifiable Health Information, the Security Standards for the Protection of Electronic Protected Health Information and the Standards for Electronic Transactions and Code Sets promulgated thereunder), the Health Information Technology for Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5, and the implementing regulations of each.

“HKIAC” has the meaning set forth in Section 9.9.

“HKIAC Rules” has the meaning set forth in Section 9.9.

“In-the-Money Company Stock Option” has the meaning set forth in Section 3.4(a).

“In-the-Money Company Stock Option Merger Consideration” has the meaning set forth in Section 3.4(a).

“Indemnified Party” has the meaning set forth in Section 6.5(a).

“Independent Committee” means the Special Committee and, solely if the Special Committee no longer exists, any other committee of the Board composed solely of disinterested and independent directors who are (i) unaffiliated with the Purchaser Group and (ii) appointed by the Board (including by directors constituting at least a majority of the Unaffiliated Directors).

“Insolvent” shall mean, with respect to any Person (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such person’s total liabilities, including contingent liabilities, (ii) the present fair saleable value of such Person’s assets is less than the amount required to pay the probable liability (subordinated, contingent or otherwise) of such Person on its debts, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts or liabilities that would be beyond its ability to pay such debts and liabilities as they mature, or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

“Intellectual Property” has the meaning set forth in Section 4.13(a).

“Intervening Event” means any Effect that was not known to the Special Committee on the date hereof (or if known, the consequences of which were not reasonably foreseeable to the Special Committee as of the date hereof), which Effect (or the consequences thereof) becomes known to the Special Committee before receipt of the later of the Company Stockholder Approval and the Majority of the Minority Approval; provided that in no event shall the receipt, existence of or terms of an Acquisition Proposal or any inquiry relating thereto constitute an Intervening Event.

“knowledge” means such facts and other information that as of the date of determination are actually known, after reasonable inquiry to such Person’s direct reports, to the executive chairman of the Board, chief executive officer, president, chief financial officer or general counsel of the referenced party; provided, however, in the case of any Purchaser Party or Designated Representative, “knowledge” means such facts and other information that as of the date of determination are actually known or have been disclosed in writing to such Person, including in such Person’s capacity as a director, officer or employee of any of the Acquired Corporations.

“Law” means any federal, state, provincial, local, municipal or foreign law, statute, ordinance, regulation, judgment, constitution, code, Order, arbitration award, franchise, license, requirement or permit issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel.

“Lien” means any lien, mortgage, charge, deed of trust, pledge, transfer restriction, encumbrance, easement, encroachment, imperfection of title, security interest or claim or restriction and, with respect to securities, in addition to the foregoing, rights of first offer or refusal, limitation on voting rights or similar restrictions, but excluding restrictions on transfer pursuant to federal and state securities laws.

“Majority of the Minority Approval” has the meaning set forth in Section 4.18.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 3.1(a).

“NASDAQ” means the NASDAQ Stock Market, LLC.

“NDRC” means the National Development and Reform Commission of the PRC or its competent local counterparts.

“Notice Period” has the meaning set forth in Section 6.3(e).

“Order” means any order, writ, ruling, injunction, judgment, stipulation, determination, award or decree.

“Organizational Documents” means, collectively, the Certificate of Incorporation and the Bylaws.

“Option Exercise Price” has the meaning set forth in Section 3.4(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Expense Reimbursement” has the meaning set forth in Section 8.2(c).

“Parent Material Adverse Effect” means any Effect that prevents or materially impedes, interferes with, hinders or delays or would reasonably be expected to prevent or materially impede, interfere with, hinder or delay (i) the consummation by the Purchaser Parties of the Merger or any of the other Contemplated Transactions or (ii) the compliance by each of the Purchaser Parties of each of their respective obligations under this Agreement in any material respect.

“Parent Proposal” has the meaning set forth in Section 6.3(e).

“Paying Agent” has the meaning set forth in Section 3.2(a).

“Permitted Liens” shall mean, collectively: (a) liens, charges, encumbrances and exceptions for Taxes or other governmental charges, fees, levies or assessments that are not yet delinquent, or the validity of which are being contested in good faith, and for which appropriate reserves have been made in accordance with GAAP to the extent required; (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and other similar liens or encumbrances arising or incurred in the ordinary course of business; (c) zoning, entitlement, conservation restriction and other land use and environmental regulations imposed by Governmental Entities; (d) easements, encumbrances, restrictions, covenants and other matters of record, and the covenants and restrictions set forth in this Agreement; (e) liens, for indebtedness as of the date hereof described in the Company SEC Reports; (f) liens for securing the Company Credit Agreement; (g) liens for securing any equipment financing incurred in the ordinary course of business; and (h) such other liens, charges, encumbrances, imperfections in or failures of title, easements, leases, licenses, restrictions, activity and use limitations, and encroachments, as do not, individually or in the aggregate, have a material effect on the assets or properties to which they relate.

“person” or “Person” means any individual, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), Entity or Governmental Entity.

“Policies” has the meaning set forth in Section 4.19.

“PRC” means the People’s Republic of China.

“Pre-Closing Period” has the meaning set forth in Section 6.1.

“Preferred Stock” means the shares of preferred stock, par value $0.01 per share, of the Company.

“Proceeding” has the meaning set forth in Section 6.5(a).

“Proxy Statement” has the meaning set forth in Section 4.6.

“Purchaser Group” means each of the Purchaser Parties and any Affiliate of any of the Purchaser Parties.

“Purchaser Related Party” has the meaning set forth in Section 8.2(e)(ii).

“Purchaser Parties” has the meaning set forth in the Preamble.

“RCA” has the meaning set forth in Section 3.4(b).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of November 2, 1999, by and among the Company, Viewer Holdings LLC, a Delaware limited liability company (“Viewer”), Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P. and Apollo (U.K.) Partners III, L.P., as assigned pursuant to that certain Assignment, dated April 16, 2007, by and among Viewer, OCM Principal Opportunities Fund IV, L.P., a California limited partnership (“OCM Fund”), MTS Health Investors II, L.P., a Delaware limited partnership (“MTS”), Alliance-Oaktree Co- Investors, LLC, a Delaware limited liability company (“Co-Investors”), Alliance-MTS Co-Investors I, LLC, a Delaware limited liability company (“Co-Investors I”) and Alliance-MTS Co-Investors II, LLC, a Delaware limited liability company (“Co-Investors II”), as further assigned pursuant to that certain Assignment and Assumption Agreement, dated March 29, 2016, by and between OCM Fund, MTS, Co-Investors, Co-Investors I, Co-Investors II, THAIHOT and the Company.

“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment.

“Representatives” means a Person’s directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.

“Rollover Shares” has the meaning set forth in the Recitals.

“Sarbanes Oxley Act” has the meaning set forth in Section 4.5(c).

“Schedule 13E-3” has the meaning set forth in Section 4.6.

“SEC” means the United States Securities and Exchange Commission.

“Section 16” has the meaning set forth in Section 6.9.

“Section 16 Officer” means any person that the Company has determined to be a Section 16 officer of the Company pursuant to Rule 16a-1(f) of the Exchange Act.

“Securities Act” means the Securities Act of 1933.

“Shares” has the meaning set forth in the Recitals.

“Special Committee” has the meaning set forth in the Recitals.

“Special Purpose Account” has the meaning set forth in Section 6.15

“Sub” has the meaning set forth in the Preamble.

“Sub Stockholder Consent” has the meaning set forth in Section 5.2.

“Subsidiary” means, as to any Person, any Person (a) of which such first Person directly or indirectly owns securities or other equity interests representing more than fifty percent (50%) of the aggregate voting power, (b) of which such first Person possesses directly or indirectly the right to elect a majority of the board of directors or Persons holding similar positions, (c) of which such first Person or any other subsidiary of such first Person is a general partner, managing member or similar position, or (d) that would otherwise be deemed a “subsidiary” under Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act; provided, that, for purposes of this Agreement, none of the Acquired Corporations shall be deemed to be a Subsidiary of Tahoe or THAIHOT or any of their respective Affiliates prior to the Effective Time.

“Superior Proposal” means a bona fide written Acquisition Proposal which did not arise from a material breach of Section 6.3 (with all references to “15%” in the definition of Acquisition Proposal increased to “40%”) that the Board or any Independent Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, and taking into account all terms and conditions of such Acquisition Proposal that the Board or any Independent Committee determines to be relevant, is more favorable to holders of Unaffiliated Shares than the Merger after taking into account any changes to this Agreement proposed by Parent in connection with the exercise of its rights in response to such Superior Proposal pursuant to Section 6.3(e).

“Support Agreement” has the meaning set forth in the Recitals.

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Takeover Statutes” has the meaning set forth in Section 4.17.

“Tahoe” has the meaning set forth in the Preamble.

“Tax Return” means any report, return, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

“Taxes” means any federal, state, local or foreign income, gross receipts, excise, real or personal property, sales, value added, franchise, withholding, social security, occupation, use, margin, environmental, escheat, unclaimed property, workers’ compensation, service, service use, value added, license, net worth, payroll, franchise, alternative, transfer or recording tax or other tax of any kind whatsoever, including any interest, penalties or additions thereto, whether disputed or not.

“Termination Date” has the meaning set forth in Section 8.1(b)(iii).

“THAIHOT” has the meaning set forth in the Preamble.

“Third Party” means any Person, including as defined in Section 13(d) of the Exchange Act, other than Parent or any of its Affiliates.

“Unaffiliated Shares” has the meaning set forth in the Recitals.

“Unaffiliated Director” shall mean a member of the Board who is not an employee of the Company or any of its Subsidiaries and who is (a) independent from the Purchaser Group, (b) not an Affiliate (including an employee, director or officer) of any member of the Purchaser Group, and (c) has not received any material consideration from any member of the Purchaser Group or entered into any agreement, arrangement or understanding (whether written or oral) to receive any material consideration from any member of the Purchaser Group.

Section 1.2 Other Definitional Provisions; Interpretation.

(a) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to articles, sections, paragraphs, exhibits and schedules are to the articles, sections and paragraphs of, and exhibits and schedules to, this Agreement, unless otherwise specified.

(b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation.”

(c) Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders and words denoting natural persons shall be deemed to include business entities and vice versa.

(d) When used in reference to information or documents, the phrase “made available” means that the information or documents referred to have been made available if requested by the party to which such information or documents are to be made available.

(e) The term “or” is not exclusive and the word “will” shall be construed to have the same meaning and effect as the word “shall.”

(f) Any reference to “$” shall be to U.S. dollars.

(g) References to any statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder, in effect as of the date of this Agreement.

(h) Each of the parties to this Agreement has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

ARTICLE II.

THE MERGER

Section 2.1 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, the Company and Sub shall consummate the Merger pursuant to which (a) Sub shall merge with and into the Company and the separate corporate existence of Sub shall thereupon cease, (b) the Company shall be the surviving corporation (the “Surviving Corporation”) in the Merger and shall continue to be governed by the laws of the State of Delaware and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects set forth in this Agreement and the DGCL.

Section 2.2 Closing. Unless this Agreement shall have been terminated pursuant to Article VIII, the closing of the Merger (the “Closing”) will take place at 9:00 a.m., Pacific Time (or such other time specified by the parties hereto), on a date to be specified by the parties hereto, which shall be no later than five (5) Business Days after the satisfaction or waiver (subject to restrictions on waiver of Section 7.1(a)) of all of the conditions set forth in Article VII hereof (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) at a place as agreed to by the parties hereto (the date on which the Closing actually takes place being the “Closing Date”).

Section 2.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company and the Purchaser Parties shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Delaware Secretary of State or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 2.4 Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, the Certificate of Incorporation shall be amended and restated in its entirety to read as set forth on Exhibit A hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with the DGCL and as provided in such certificate of incorporation, subject to Section 6.5. The parties hereto shall take all necessary action such that the Bylaws, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety at the Effective Time to read as set forth on Exhibit B, and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws, subject to Section 6.5.

Section 2.5 Directors and Officers of the Surviving Corporation. The parties hereto shall take all necessary action such that the directors of Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws. The officers of the Company at the

Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s certificate of incorporation and bylaws.

ARTICLE III.

CONVERSION OF SHARES

Section 3.1 Conversion of Capital Stock.

(a) At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be cancelled pursuant to Section 3.1(c) hereof and Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof or the Company or the Purchaser Parties, be converted into the right to receive $13.25 per share in cash (the “Merger Consideration”), without any interest thereon.

(b) Each share of common stock, par value $0.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the Purchaser Parties, be converted into one fully paid and nonassessable share of the common stock, par value $0.01 per share, of the Surviving Corporation, so that after the Effective Time, Parent shall be the holder of all of the issued and outstanding common stock of the Surviving Corporation.

(c) All shares of Common Stock that are owned by the Company as treasury stock immediately prior to the Effective Time and all Rollover Shares shall, at the Effective Time, be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(d) At the Effective Time, each share of Common Stock converted into the right to receive the Merger Consideration without any interest thereon pursuant to Section 3.1(a) shall automatically cease to exist and the holders immediately prior to the Effective Time of shares of outstanding Common Stock not represented by certificates (“Book-Entry Shares”) and the holders of certificates that, immediately prior to the Effective Time, represent shares of outstanding Common Stock (the “Certificates”) shall cease to have any rights with respect to such shares of Common Stock other than the right to receive, upon surrender of such Book-Entry Shares or Certificates in accordance with Section 3.2, the Merger Consideration, without any interest thereon, for each such share of Common Stock held by them.

(e) If at any time between the date of this Agreement and the Effective Time any change in the number of outstanding shares of Common Stock shall occur as a result of a reclassification, reorganization, recapitalization, stock split (including a reverse stock split), or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the amount of the Merger Consideration as provided in Section 3.1(a) shall be equitably adjusted to reflect such change.

Section 3.2 Exchange of Certificates Representing Common Stock; Payments.

(a) As soon as reasonably practicable after the execution of this Agreement, Parent shall designate a U.S. based bank or trust company to act as paying agent hereunder (the “Paying Agent”), the identity and the terms of appointment of which shall be reasonably acceptable to the Company, for the purpose of exchanging Certificates and Book-Entry Shares for the Merger

Consideration. Immediately prior to the Effective Time, the Purchaser Parties shall deliver or cause to be delivered, from the Special Purpose Account, in trust, to the Paying Agent, for the benefit of the holders of shares of Common Stock at the Effective Time, sufficient funds for timely payment of the aggregate Merger Consideration to be paid pursuant to this Section 3.2 in exchange for all outstanding shares of Common Stock immediately prior to the Effective Time (other than shares of Common Stock to be cancelled pursuant to Section 3.1(c) hereof) (such cash amounts being hereinafter referred to as the “Exchange Fund”). The Purchaser Parties or the Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of the shares of Common Stock for the Merger Consideration. The Purchaser Parties’ obligation to deliver to the Paying Agent sufficient funds for timely payment of the aggregate Merger Consideration to be paid pursuant to this Section 3.2 in exchange for all outstanding shares of Common Stock immediately prior to the Effective Time (other than shares of Common Stock to be cancelled pursuant to Section 3.1(c) hereof) shall be joint and several.

(b) Promptly after the Effective Time (and in any event not later than the second (2nd) Business Day following the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Certificates or Book-Entry Shares whose shares were converted into the right to receive Merger Consideration pursuant to Section 3.1: (i) a letter of transmittal, which shall be in customary form and shall specify that delivery of such Certificates or Book-Entry Shares shall be deemed to have occurred, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent, upon adherence to the customary procedures set forth in the letter of transmittal; and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for payment of the Merger Consideration to which the holder thereof is entitled. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Paying Agent together with such letter of transmittal, duly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor cash, in the amount (after giving effect to any required withholding of Taxes) equal to (1) the number of shares of Common Stock formerly represented by such Certificate multiplied by (2) the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. As promptly as practicable after the Effective Time, the Paying Agent shall issue and deliver to each holder of Book-Entry Shares a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 3.1(a) in respect of such Book-Entry Shares, without such holder being required to deliver a stock certificate to the Paying Agent; provided, that an “agent’s message” has been previously delivered to the Paying Agent regarding such Book-Entry Shares, and such Book-Entry Shares shall then cease to represent any right to receive the Merger Consideration hereunder. No interest shall be paid or accrued on the Merger Consideration payable to holders of Book-Entry Shares or Certificates. If any Merger Consideration is to be paid to a Person other than a Person in whose name the Book-Entry Share or Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay to the Paying Agent any transfer or other Taxes required by reason of payment of the Merger Consideration to a Person other than the registered holder of the Book-Entry Share or Certificate surrendered, or shall establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not applicable.

(c) The Exchange Fund shall be invested by the Paying Agent as directed by Parent, or after the Effective Time, the Surviving Corporation; provided that any such investments shall be in securities issued or directly and fully guaranteed or insured as to principal and interest by the United States government or any agency or instrumentality thereof and having maturities of not more than one month from the date of investment. Earnings on the Exchange Fund shall be the sole and exclusive property of the Surviving Corporation and shall be paid to the Surviving Corporation. No investment of the Exchange Fund shall relieve any of the Purchaser Parties, the Surviving Corporation or the Paying Agent from making the payments required by this Article III, and following any losses from any such investment, the Purchaser Parties shall promptly provide, or shall cause to be promptly provided, additional funds to the Paying Agent for the benefit of the holders of shares of Common Stock at the Effective Time in the amount of such losses, which additional funds shall be deemed to be part of the Exchange Fund.

(d) At the Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged for the Merger Consideration with respect to the Common Stock formerly represented thereby pursuant to this Article III, except as otherwise provided by Law.

(e) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former stockholders of the Company for six (6) months after the Effective Time shall be delivered to the Surviving Corporation. Any holders of Certificates or Book-Entry Shares who have not theretofore complied with this Article III with respect to such Certificates or Book-Entry Shares shall thereafter look only to the Surviving Corporation for payment of their claim for Merger Consideration in respect thereof.

(f) Notwithstanding the foregoing, none of the Paying Agent, Tahoe, Parent, THAIHOT, Sub, the Surviving Corporation or the Company, or any stockholder, partner, member, Representative or Affiliate thereof, shall be liable to any Person in respect of cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book-Entry Share shall not have been surrendered prior to the date on which any Merger Consideration in respect thereof would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, and any holder of such Certificate or Book-Entry Share who has not theretofore complied with this Article III with respect thereto shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration in respect thereof.

(g) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact (such affidavit shall be in a form reasonably satisfactory to the Parent and the Paying Agent) by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by the Paying Agent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which such Person is entitled in respect of such Certificate pursuant to this Article III.

Section 3.3 Withholding Rights. Each of Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Common Stock such amounts as are required to be deducted or withheld therefrom under the Code or any provision of any other applicable Law. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Section 3.4 Equity-Based Awards.

(a) At or immediately prior to the Effective Time, each option to purchase shares of Common Stock outstanding under the Company Equity Plans (a “Company Stock Option”) that has an exercise price per share of Common Stock underlying such Company Stock Option (the “Option Exercise Price”) that is less than the Merger Consideration (each such Company Stock Option, an “In-the-Money Company Stock Option”), whether or not exercisable or vested, shall be cancelled and converted into the right to receive an amount in cash determined by multiplying (A) the excess of the Merger Consideration over the Option Exercise Price of such In-the-Money Company Stock Option by (B) the number of shares of Common Stock subject to such In-the-Money Company Stock Option (such amount, the “In-the-Money Company Stock Option Merger Consideration”). Each of Tahoe and Parent shall cause the Surviving Corporation to pay through the Surviving Corporation’s payroll to the holders of Company Stock Options who are current or former employees of the Company the In-the-Money Company Stock Option Merger Consideration less any required withholding Taxes payable in respect thereof pursuant to Section 3.4(d) at or reasonably promptly after the Effective Time (but in no event later than fifteen (15) calendar days after the Effective Time). All other payments under this Agreement to holders of Company Stock Options, in respect of such Company Stock Options, who are not current or former employees shall be made by the Paying Agent, on behalf of the Surviving Corporation, at or reasonably promptly after the Effective Time (but in no event later than fifteen (15) calendar days after the Effective Time). At or immediately prior to the Effective Time, each Company Stock Option that has an Option Exercise Price that is equal to or greater than the Merger Consideration, whether or not exercisable or vested, shall be cancelled without payment.

(b) At or immediately prior to the Effective Time, each award of restricted stock units with respect to shares of Common Stock granted under the Company Equity Plans (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time, after giving effect to any accelerated vesting thereof as the result of the transactions contemplated by this Agreement, shall be canceled and converted into the right to receive a restricted cash award (“RCA”) in an amount in cash equal to (A) the number of shares of Common Stock subject to such Company RSU immediately prior to the Effective Time multiplied by (B) the Merger Consideration. Any RCA issued by Parent or the Surviving Corporation in respect of any Company RSU shall be subject to the same vesting and payment conditions and schedules applicable to such Company RSU immediately prior to the Effective Time, and to the extent, that any Company RSU would have become vested and payable, such corresponding portion of the RCA shall be delivered to the holder of such RCA, net of any required withholding Taxes payable in respect thereof pursuant to Section 3.4(d), as soon as practicable thereafter (and in any event not later than the next regular payroll date of the Surviving Corporation) (without interest).

(c) Prior to the Effective Time, the Board (or, if appropriate, any committee thereof administering the Company Equity Plans) shall adopt such resolutions and take any actions that may be necessary to effectuate the transactions contemplated by this Section 3.4. At or prior to the Effective Time, the Company shall terminate the Company Equity Plans and shall provide that, following the Effective Time, no holder of any Company Stock Option, or Company RSU shall have the right to acquire any equity interest in the Company, the Surviving Corporation, Parent or any of their respective Subsidiaries in respect thereof.

(d) Each of Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Section 3.4 such amounts as are required to be deducted or withheld therefrom under the Code or any provision of any other applicable Law. To the extent that amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

Section 3.5 Shares of Dissenting Stockholders.

(a) Notwithstanding any provision of this Agreement to the contrary, all shares of Common Stock that are issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock to be cancelled pursuant to Section 3.1(c) hereof) and held by holders who shall neither have voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly perfected, and not effectively withdrawn or lost, their statutory rights of appraisal in respect of such shares of Common Stock in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and cease to exist, and each holder who holds any Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL or, on the terms of this Section 3.5 to receive payment of the Merger Consideration as provided in Section 3.1(a). Such holders of the Dissenting Shares shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares, unless and until such holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or otherwise loses such rights to receive payment of the fair value of such holder’s shares of Common Stock under Section 262 of the DGCL or if a court of competent jurisdiction determines that such holder is not entitled to the appraisal provided by Section 262 of the DGCL. If, after the Effective Time, such holder of the Dissenting Shares fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or loses such right or if a court of competent jurisdiction determines that such holder is not entitled to the appraisal provided by Section 262 of the DGCL, such Dissenting Shares shall thereupon be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration, without interest thereon.

(b) The Company will give Parent (i) prompt notice of any demands received by the Company for appraisal of Shares, attempted withdrawals of such demands and any other instruments served pursuant to applicable Law that are received by the Company related to the stockholders’ rights of appraisal; and (ii) the opportunity to participate in all negotiations and proceedings with respect to such notices and demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal, or offer to settle or settle any such demands.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (a) disclosed (i) in the corresponding schedule of the Company Disclosure Schedule or (ii) in or incorporated by reference in the Company SEC Reports, other than, in the case of this clause “(ii)”, (x) any disclosures set forth in any risk factor section thereof, (y) any disclosures set forth in any section relating to forward looking statements, and (z) any disclosures that are cautionary, predictive or forward looking in nature (it being understood that any matter disclosed in the Company Disclosure Schedule or in or incorporated by reference in such Company SEC Reports shall be deemed disclosed with respect to any representation or warranty set forth in this Article IV to which the matter relates to the extent the relevance to each such representation or warranty is reasonably apparent) or (b) with respect to any matters, events, facts, circumstances, Contracts, developments, Proceedings or Liens of which the Company can show that any Purchaser Party or any Designated Representative otherwise had knowledge as of the date hereof, including in such Person’s capacity as a director, officer or employee of any of the Acquired Corporations, the Company represents and warrants to each Purchaser Party as follows:

Section 4.1 Organization. Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) under the laws of the jurisdiction of its incorporation or organization and has the requisite entity power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) as a foreign corporation in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 4.2 Capitalization.

(a) At the close of business on March 31, 2017 (the “Capitalization Date”), the authorized capital stock of the Company consists of: (i) 100,000,000 shares of Common Stock, of which 10,838,654 shares have been issued and are outstanding, and (ii) 1,000,000 shares of Preferred Stock, of which no shares are issued and outstanding. As of the Capitalization Date, other than 157,973 shares of Common Stock, the Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the second sentence of this Section 4.2(a), none of the Acquired Corporations holds any shares of Common Stock or any rights to acquire shares of Common Stock. None of the outstanding shares of Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding shares of Common Stock is subject to any right of first refusal in favor of any of the Acquired Corporations. Other than the Governance Agreement, the Support Agreement and the Registration Rights Agreement, there is no Contract to which any Acquired Corporation is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding capital stock of the Company or other securities.

(b) As of the Capitalization Date, 624,727 Company Stock Options have been granted or issued and are outstanding, all of which have been so granted or issued under the Company Equity Plans.

(c) As of the Capitalization Date, 141,644 Company RSUs have been granted or issued and are outstanding, all of which have been so granted or issued under the Company Equity Plans.

(d) As of the Capitalization Date, except as set forth in Section 4.2(b) and Section 4.2(c) herein, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired

Corporations; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or similar Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) Contract under which the Company is obligated to accelerate the vesting of any Company RSUs as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events).

(e) From the Capitalization Date until and including the date hereof, the Company has not issued or granted any shares of capital stock (other than in connection with the exercise or settlement of Company Stock Options or Company RSUs) or other securities or entered into any other agreements or commitments to issue any shares of capital stock or other securities, or granted any other awards in respect of any shares of its capital stock and has not split, combined or reclassified any of its shares of capital stock.

Section 4.3 Authorization; Validity of Agreement; Company Action. Assuming the accuracy of the representations in Section 5.7, the Company has the requisite corporate power and authority to execute and deliver this Agreement, and, subject to obtaining the Company Stockholder Approval, to consummate the Contemplated Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Contemplated Transactions, have been duly authorized by the Board. Assuming the accuracy of the representations in Section 5.7, except for obtaining the Company Stockholder Approval and the filing and recordation of appropriate merger documents as required by the DGCL, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Contemplated Transactions. This Agreement has been duly executed and delivered by the Company and, subject to the Company Stockholder Approval (assuming due and valid authorization, execution and delivery hereof by each of the Purchaser Parties and assuming the accuracy of the representations in Section 5.7), is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

Section 4.4 Consents and Approvals; No Violation.

(a) Except for (i) compliance with the applicable requirements of the Securities Act and the Exchange Act, (ii) compliance with the rules and regulations of NASDAQ, (iii) the filing of the Certificate of Merger, (iv) compliance with any applicable foreign or state securities or “blue sky” laws, and (v) such filings, registrations, notifications, authorizations, consents or approvals the failure of which to make or obtain would not have a Company Material Adverse Effect, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the Contemplated Transactions will require on the part of the Company any filing or registration with, notification to, or authorization, consent or approval of any Governmental Entity.

(b) Assuming the consents, approvals, qualifications, orders, authorizations and filings referred to in Section 4.4(a) have been made or obtained and subject to the receipt of the Company Stockholder Approval, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the Contemplated Transactions will (i) violate any provision of the Organizational Documents (or equivalent organizational documents) of the Company or any of its Subsidiaries, (ii) result in a violation or breach of, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, Contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) assuming the accuracy of the representations in Section 5.7, violate any Law applicable to the Company, any of its Subsidiaries or any of their properties or assets, except, in each case of clauses (i) through (iii), for such violations, breaches, defaults, terminations, cancellations or accelerations that would not be materially adverse to the Company and its Subsidiaries, taken as a whole.

Section 4.5 SEC Reports; Internal Control.

(a) The Company has filed or furnished all reports and other documents with the SEC required to be filed or furnished by the Company since January 1, 2016 (such documents, together with any current reports filed during such period by the Company with the SEC on a voluntary basis on Form 8-K, the “Company SEC Reports”). As of their respective filing dates, or, if amended prior to the date hereof, as of the date of the last such amendment, the Company SEC Reports (a) complied in all material respects with, to the extent in effect at the time of filing, the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes, where applicable) of the Company included in the Company SEC Reports was prepared in all material respects in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended, except as otherwise noted therein (subject, in the case of unaudited statements, to normal year-end adjustments and to any other adjustments described therein, including the notes thereto).

(b) The Company is, and has at all times since January 1, 2016 been, in compliance in all material respects with: (i) the applicable rules and regulations of NASDAQ; and (ii) the applicable listing requirements of NASDAQ, and has not received any written notice asserting any non-compliance with the rules and regulations of NASDAQ or the listing requirements of NASDAQ.

(c) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations promulgated thereunder. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The management of the Company completed its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2016, and such assessment concluded that as of December 31, 2016 such controls were effective. The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Board (x) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial data and have identified to such auditors any material weaknesses in internal controls and (y) to the knowledge of the Company, any fraud, whether or not material, that involves management or other employees of the Company or any of the Subsidiaries who have a significant role in the Company’s internal control over financial reporting

Section 4.6 Proxy Statement; Other Information. Subject to the last sentence of this Section 4.6, the information supplied by the Company for inclusion in the proxy statement (the “Proxy Statement”) to be filed by the Company with the SEC in connection with seeking the adoption of this Agreement by the stockholders of the Company and the transaction statement on Schedule 13E-3 to be filed with the SEC with respect to the Merger (the “Schedule 13E-3”) will not, at the respective times when such are filed with the SEC or are first mailed to the stockholders of the Company, as the case may be, or at the time of the Company Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Schedule 13E-3 will each comply as to form in all material respects as of the date of its first use with the requirements of the Exchange Act. No representation is made by the Company with respect to statements made in the Proxy Statement or the Schedule 13E-3 based on information supplied, or required to be supplied, by or on behalf of any Purchaser Party or any of their Affiliates for inclusion or incorporation by reference therein.

Section 4.7 No Undisclosed Liabilities. Except for (a) liabilities incurred in the ordinary course of business and consistent with past practices since January 1, 2017, (b) liabilities disclosed in or reflected or reserved against in the Company’s consolidated financial statements (or notes thereto) included in the Company SEC Reports, (c) liabilities arising under this Agreement or in connection with the Contemplated Transactions or for performance of obligations under the express terms of Company Material Contracts or applicable Law, (d) liabilities which have been discharged or paid in full in the ordinary course of business and consistent with past practices, or (e) other liabilities that are otherwise the subject of any other representation or warranty contained in this Article IV, as of the date hereof, neither the Company nor any of its Subsidiaries has, or is responsible for performing or discharging, any accrued, contingent or other liabilities of any nature required to be reflected or reserved against in a consolidated balance sheet of the Company and its consolidated Subsidiaries (and the notes thereto) prepared in accordance with GAAP as applied in preparing the consolidated balance sheet of the Company and its consolidated Subsidiaries included in the Company SEC Report, whether due or to become due, either matured or unmatured.

Section 4.8 Absence of Certain Changes. Since January 1, 2017, except for actions or omissions taken by or at the direction of any Purchaser Party or any Designated Representative, (a) the business of the Acquired Corporations has been carried on and conducted in the ordinary course of business consistent with past practices and (b) there has not been any Company Material Adverse Effect.

Section 4.9 Litigation; Orders.

(a) There are no material Legal Proceeding pending or, to the knowledge of the Company, threatened against the Acquired Corporations.

(b) There is no material Order with respect to any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations. To the knowledge of the Company, no officer of any of the Acquired Corporations is subject to any material Order that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

Section 4.10 Compliance with Law. Each of the Acquired Corporations is in compliance with, and has not been given notice of any violation of, applicable Laws, except for such violations as would not have a Company Material Adverse Effect.

Section 4.11 Taxes.

(a) Each of the Company and its Subsidiaries has (i) timely filed all material Tax Returns required to be filed by any of them (taking into account applicable extensions) and all such returns were true, correct and complete in all material respects when filed and (ii) timely paid or accrued (in accordance with GAAP) all material Taxes due and payable (whether or not shown to be due on such Tax Returns). Neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes since the date of the Company’s most recent financial statements filed with the SEC outside the ordinary course of business or otherwise inconsistent with past practice.

(b) There are no material ongoing federal, state, local or foreign audits or examinations of any Tax Return of the Company or its Subsidiaries. No deficiencies for Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed by a Tax authority or other Governmental Entity in writing. Neither the Company nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that such entity was required to file any Tax Return in such jurisdiction that was not filed.

(c) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes or material deficiencies against the Company or any of its Subsidiaries.

(d) Neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes other than any agreements between the Company and its Subsidiaries.

(e) There are no material Liens for Taxes upon the assets of the Company or any of its Subsidiaries that are not provided for in the Company SEC Reports, except for Permitted Liens.

(f) None of the Company or any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in any distribution occurring during the last two (2) years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(g) The Company and each of its Subsidiaries have withheld and collected all amounts required by Law to be withheld or collected, including sales and use Taxes and amounts required to be withheld for Taxes of employees, independent contractors, creditors, stockholders or other third parties, and, to the extent required, have timely paid over such amounts to the proper Governmental Entities.

(h) Neither the Company nor any of its Subsidiaries has entered into any “closing agreement” under section 7121 of the Code, or other agreement with a Governmental Entity in respect of Taxes that remains in effect, including an agreement to waive or extend the statute of limitations with respect to any material Taxes or material Tax returns, and no request for a ruling, relief, advice, or any other item that relates to the Taxes or Tax returns of the Company or any Subsidiary is currently pending with any Governmental Entity, and no such ruling, relief or advice has been obtained since December 31, 2016.

(i) Neither the Company nor any of its Subsidiaries participates or has “participated” in any “listed transaction” as defined under Treasury Regulations Section 1.6011-4 or any tax shelter transaction in any other jurisdiction.

(j) Neither the Company nor any of its Subsidiaries will be required to include any item of income in (or exclude any item of deduction from) taxable income (or to otherwise recognize income for payments received in prior years) for any taxable period ending after the Closing Date as a result of any gain recognition agreement or “domestic use election” (or similar elections or agreements under foreign laws).

(k) Neither the Company nor any of its Subsidiaries (i) is currently or has ever been a member of an affiliated group (other than a group the common parent of which is the Company or any of its subsidiaries) filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any person (other than the affiliated group of which the Company is the common parent) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Laws), or as a transferee or successor, by Contract or otherwise.

Section 4.12 Material Contracts.

(a) Except for (i) this Agreement, (ii) any Contracts to which the Company or any Subsidiary of the Company is a party as of the date of this Agreement disclosed in the Company SEC Reports, or (iii) as set forth in Section 4.12(a) of the Company Disclosure Schedule (the Contracts referred to in the foregoing clauses (ii) and (iii) and each of the following Contracts described in this Section 4.12(a), collectively, the “Company Material Contracts”), as of the date of this Agreement, none of the Company or any of its Subsidiaries is a party to or bound by:

(i) any Contract relating to the purchase or sale of Common Stock or securities convertible into or exchangeable for Common Stock;

(ii) any Contract relating to any credit, loan or facility arrangement, guarantee or indebtedness (whether or not incurred, assumed, guaranteed or secured by any asset of the Company or any of its Subsidiaries) of more than $1,500,000, other than any indebtedness between or among any of the Company and or any of its Subsidiaries;

(iii) any Contract (x) granting to any Person a right of first refusal, right of first offer or similar preferential right to purchase any of the Company’s or any of its Subsidiaries’ capital stock or assets (except for such rights to purchase that are not material to the business of the Company and its Subsidiaries taken as a whole) or (y) except in the ordinary course of business consistent with past practice, (A) obligating the Company or any of its Subsidiaries to sell to any Person any capital stock or assets with a value of greater than $500,000 or (B) pursuant to which the Company or any of its Subsidiaries sold to any Person any capital stock or assets with a value of greater than $500,000 and continues to have any ongoing obligations;

(iv) any Contract relating to the disposition or acquisition, directly or indirectly (by merger or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of assets with a fair market value in excess of $1,000,000;

(v) any joint venture Contract, strategic cooperation or partnership arrangements, or other agreement involving a sharing of profits, losses, costs or liabilities by the Company or any of its Subsidiaries with any third party, in each case that involves an annual payment or receipt of amounts by the Company or any of its Subsidiaries of more than $5,000,000;

(vi) any Contract that limits, or purports to limit, the ability of the Company or any of its Subsidiaries to compete in any material line of business or with any person or entity in any geographic area or during any period of time, except for such limitations that are not material to the business of the Company and its Subsidiaries taken as a whole;

(vii) any Contract involving an annual payment or receipt of amounts by the Company or any of its Subsidiaries of more than $2,500,000;

(viii) any Contract relating to the purchase or sale of equipment, pursuant to which the Company or any of its Subsidiaries is required to pay to any Person, or any Person is required to pay to the Company or any of its Subsidiaries, an aggregate annual amount in excess of $2,500,000;

(ix) each Contract pursuant to which the Company or any of its Subsidiaries is granting or is granted any license to Company Intellectual Property (other than nonexclusive licenses granted in the ordinary course of business of the Company and its Subsidiaries), except for (a) nondisclosure agreements, (b) licenses for open source software or services, (c) Contracts for “shrink wrap” and other widely available commercial software or services and (d) any other agreements that are not material to the business of the Company and its Subsidiaries, taken as a whole;

(x) any Contract prohibiting the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, prohibits the pledging of the capital stock of the Company or any of its Subsidiaries or prohibits the issuance of any guaranty by the Company or any of its Subsidiaries;

(xi) any collective bargaining agreement with any labor organization; or

(xii) any Contract providing for any material payment by the Company or any of its Subsidiaries upon consummation of the Contemplated Transactions.

(b) Except as would not be material to the Company and its Subsidiaries, taken as a whole, (i) each Company Material Contract is valid and binding on the Company or its Subsidiaries and in full force and effect, except as enforceability may be limited by the Enforceability Exceptions, (ii)

neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any other party to a Company Material Contract is in breach or violation of, or default under, or has taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of, any Company Material Contract, (iii) the Company and its Subsidiaries have not received any written claim or notice of default under any Company Material Contract, and (iv) the Company has not received, as of the date of this Agreement, any written notice in writing from any person that such person intends to terminate any Company Material Contract.

Section 4.13 Intellectual Property.

(a) The Company and its Subsidiaries own or possess all necessary or required licenses or other necessary or required rights to use in the manner currently used, all material patents, patent rights, trademarks (including common law trademark rights in program titles and other protectable elements), trademark rights, trade names, trade name rights, copyrights, domain names, service marks, service mark rights, applications to register, registrations for, and extension and reissues of, any of the foregoing, trade secrets, know-how and proprietary rights and information (the “Intellectual Property”) used in connection with the business of the Company and its Subsidiaries as it is now being conducted (the “Company Intellectual Property”). Neither the Company nor any of its Subsidiaries has received, in the past two (2) years, any written charge, complaint, claim, demand or notice challenging the validity of any of the Company Intellectual Property;

(b) The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to, or has the valid right to use all Company Intellectual Property used or held for use in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted, free and clear of all Liens other than Permitted Liens. As of the date hereof, to the knowledge of the Company, no third party is infringing in any material respect a proprietary right in any Company Intellectual Property owned by the Company or any of its Subsidiaries and the use of the Company Intellectual Property in connection with its and its Subsidiaries’ businesses as currently conducted does not materially infringe upon any Intellectual Property of any Person. None of the Company or any of its Subsidiaries has received, in the past two (2) years, any written charge, complaint, claim, demand or notice alleging any such infringement or misappropriation by the Company or any of its Subsidiaries that has not been settled or otherwise fully resolved;

(c) All websites operated by the Company or any of its Subsidiaries and all data collection, including registration information, and marketing practices on the websites are operated in material compliance with all applicable Laws in effect as of the date hereof;

(d) As of the date hereof, neither the Company nor any of its Subsidiaries has given or received any notice of material default or of any event which with the lapse of time would constitute a material default under any material Company Intellectual Property Agreement. The consummation of the Contemplated Transactions would not be reasonably expected to result in the loss or impairment of any rights of the Company or any of its Subsidiaries under any material Company Intellectual Property Agreement; and

(e) The Company and its Subsidiaries’ collection, storage, use and dissemination of any personally identifiable information (including client information), are and have been in material compliance with all applicable Laws relating to privacy, data security and data protection, except as would not have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, the Company and its Subsidiaries have reasonable security and data protections in place, including with respect to personally identifiable information (including client information), and there has been no material breach thereof or loss of such data by the Company, its Subsidiaries or any third parties except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.14 Real Property.

(a) Other than as set forth on Schedule 4.14(a), the Acquired Corporations do not own any parcel of real property;

(b) The Company and each of its Subsidiaries has a valid and subsisting leasehold estate in each parcel of Company Leased Real Property (the “Company Leases”), other than Permitted Liens. Each of the leases under which the Company or any Subsidiary of the Company holds any Company Leased Real Property is in full force and effect and constitutes a valid and binding obligation of the Company or the applicable Subsidiary of the Company except that (i) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Neither the Company nor any Subsidiary of the Company is in material default under any Company Lease, nor has any written notice of material default been received by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated or otherwise transferred any Company Lease nor has the Company or any of its Subsidiaries entered into with any other Person (other than another wholly-owned Subsidiary of the Company) any sublease or license that is material to the Company’s and its Subsidiaries’, taken as a whole, ability to use or occupy all or any portion of the Company Leased Real Property; and

(c) Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries has good, valid and marketable title to, or a valid and binding leasehold interest in, all the personal property owned by it, free and clear of all Liens, other than Permitted Liens.

Section 4.15 Brokers or Finders. No investment banker, broker, finder, consultant or intermediary other than Lazard Frères & Co. LLC (the “Financial Advisor”), the fees and expenses of which will be paid by the Company, is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the Contemplated Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has disclosed to Parent all amounts payable to the Financial Advisor.

Section 4.16 Opinion of Financial Advisor. The Special Committee has received the opinion of the Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the matters set forth in the opinion, the consideration to be received by the holders of the Unaffiliated Shares in the Merger pursuant to this Agreement is fair to such holders from a financial point of view. A complete copy of the written opinion will be made available to Parent solely for informational purposes as soon as practicable after the date of this Agreement, it being agreed that such opinion may not be relied upon by any Purchaser Party or any of their respective Affiliates.

Section 4.17 Takeover Statutes. Assuming the accuracy of the representations in Section 5.7, no further actions or votes are necessary to render the restrictions of any “fair price,” “moratorium,”

“control share acquisition” or any other takeover or anti-takeover statute or similar federal or state Law (collectively, “Takeover Statutes”), inapplicable to this Agreement or the Contemplated Transactions.

Section 4.18 Stockholder Approval. Assuming the accuracy of the representations in Section 5.7, the only vote of stockholders of the Company required under the DGCL, the Organizational Documents of the Company and the rules and regulations of NASDAQ in order for the Company to validly perform its obligations under this Agreement is the adoption of this Agreement by the affirmative vote of a majority of the aggregate voting power of the issued and outstanding shares of Common Stock (the “Company Stockholder Approval”). This Agreement also requires, as a non-waivable condition to the Closing, that the holders of the majority of outstanding shares of Common Stock not Beneficially Owned by any member of the Purchaser Group or any Section 16 Officer shall have voted in favor of the adoption of this Agreement (the “Majority of the Minority Approval”).

Section 4.19 Insurance. Except as has not had, individually or in the aggregate, a Company Material Adverse Effect, (i) all insurance policies (“Policies”) with respect to the business and assets of the Company and its Subsidiaries are in full force and effect, (ii) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of any of the Policies and (iii) the Company and its Subsidiaries have not received any written notice of cancellation or threatened cancellation of any of the Policies or of any claim pending regarding the Company or any of its Subsidiaries under any of such Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Policies. The Company and its Subsidiaries maintain insurance with reputable insurers in such amounts and against such risks in all material respects as is customary for the industries in which it and its Subsidiaries operate and as the management of the Company has in good faith determined to be prudent and appropriate.

Section 4.20 Employee Matters.

(a) The Company has made available to Parent correct and complete copies (or, if a plan is not written, a written description) of all material Benefits Plans and amendments thereto in each case that are in effect as of the date hereof, and, to the extent applicable, (i) all related trust agreements, funding arrangements and insurance contracts now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise, (ii) the most recent determination letter received regarding the tax-qualified status of each material Benefits Plan, (iii) the most recent financial statements for each material Benefits Plan, (iv) the Form 5500 Annual Returns/Reports for the three most recent plan years for each material Benefits Plan, (v) the current summary plan description for each material Benefits Plan and (vi) all actuarial valuation reports related to any material Benefits Plans.

(b) (i) Each Benefits Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code; (ii) all the Benefits Plans that are intended to be qualified under Section 401(a) of the Code have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the knowledge of the Company, has any such revocation been threatened, and to the knowledge of the Company no circumstance exists that is reasonably likely to adversely affect the qualified status of such plan under Section 401(a) of the Code; (iii) the Company and its Subsidiaries, where applicable, have timely made all material contributions and other material payments required by and due under the terms of each Benefits Plan and applicable

Law, and all benefits accrued under any unfunded Benefits Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with GAAP; (iv) there are no material audits, inquiries or Legal Proceedings pending or, to the knowledge of the Company, threatened by the IRS or the U.S. Department of Labor, or any similar Governmental Entity with respect to any Benefits Plan; (v) there are no material Legal Proceeding pending, or, to the knowledge of the Company, threatened with respect to any Benefits Plan (in each case, other than routine claims for benefits); and (vi) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in a transaction that could subject the Company or any Subsidiary to a material tax or material penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(c) Neither the Company nor any Company ERISA Affiliate nor any predecessor thereof has any material liability with respect to, or has in the past six (6) years had any material liability with respect to, any plan subject to Title IV of ERISA or Section 412 of the Code. Neither the Company nor any Company ERISA Affiliate has incurred or reasonably expects to incur, either directly or indirectly, any material liability under Title IV of ERISA, or related provisions of the Code relating to employee benefit plans.

(d) No Benefits Plan is a “multi-employer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code and neither the Company nor any of its ERISA Affiliates has at any time in the past six (6) years contributed to or had any liability or obligation in respect of any such multi-employer plan or multiple employer plan.

(e) No Benefits Plan provides post-termination or retiree health and welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Law or as provided for under any employment, severance or similar agreement made available to Parent.

(f) No Benefits Plan has within the three years prior to the date hereof, been the subject of an examination or audit by a Governmental Entity or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Entity.

(g) Each Benefits Plan that is subject to Section 409A of the Code has been operated in material compliance with such section and all applicable regulatory guidance.

(h) Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements of COBRA or any similar state statute with respect to each Benefits Plan that is a group health plan within the meaning of Section 5000(b)(1) of the Code or such state statute. Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements of the Patient Protection and Affordable Care Act, except as has not had, individually or in the aggregate, a Company Material Adverse Effect.

(i) Except as approved by the Board in connection with carrying out the provisions of this Agreement, at a meeting held prior to the receipt of the Company Stockholder Approval, pursuant to duly adopted resolutions, neither the execution of this Agreement, the consummation of the Merger, nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any reasonably foreseeable additional or subsequent events that standing alone would not trigger such request): (i) entitle any current or former director, employee, contractor or consultant of the Company to severance pay or any other payment; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation due to any such individual; or (iii) increase the amount payable or result in any other material obligation pursuant to any Benefits Plan. No Benefits Plan provides for the gross-up or reimbursement of Taxes under Section 4999 of the Code, Section 409A of the Code or otherwise.

(j) The Company and each of its Subsidiaries: (i) is, except as would not have, individually or in the aggregate, a Company Material Adverse Effect, in compliance with all applicable Laws and agreements respecting hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee health and safety, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to employees of the Company and contingent workers; and (ii) is in material compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council or other body representing employees of the Company.

(k) Neither the Company nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council or trade union with respect to any of its or their operations. No material work stoppage, slowdown or labor strike against the Company or any of its Subsidiaries is pending or has occurred in the last two years, and, to the knowledge of the Company, no material work stoppage, slowdown or labor strike against the Company or any of its Subsidiaries is threatened. As of the date hereof, none of the employees of the Company are represented by a labor organization, work council or trade union and, to the knowledge of the Company, there is no organizing activity,

(l) There are no material Legal Proceedings, government investigations, or labor grievances pending, or, to the knowledge of the Company, threatened relating to any employment related matter involving any employee of the Company or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of Law, except for any of the foregoing which would not have a Company Material Adverse Effect.

Section 4.21 Healthcare Laws. The Company and its Subsidiaries and, to the knowledge of the Company, their respective directors, managers, officers and employees, (a) are, and since January 1, 2017, have been, in compliance in all material respects with all applicable Healthcare Laws; and (b) to the knowledge of the Company, since January 1, 2017, have not received any notice of any alleged material violation of, or any citation for material non-compliance with any applicable Healthcare Law.

Section 4.22 Environmental Matters.

(a) The Company and each of its Subsidiaries is, and since January 1, 2017, has been, in compliance in all material respects with all applicable Environmental Laws.

(b) The Company and its Subsidiaries have duly obtained, maintain, and are in compliance, in all material respects with, all material approvals required under applicable Environmental Laws, and all such approvals are valid and in good standing, and there is no action pending or, to the knowledge of the Company, threatened to revoke, cancel, modify, suspend or terminate any such approval.

(c) Neither the Company nor any of its Subsidiaries has received any notice of any Order relating to or arising under Environmental Laws that is outstanding or unresolved and there are no pending or, to the knowledge of the Company, threatened claims against the Company relating to any actual or alleged material violation of or material liability under Environmental Laws or with respect to the Release, disposal, transportation, spill, cleanup, investigation or other discard of Hazardous Materials.

(d) Neither the Company nor its subsidiaries has Released or arranged for the disposal or treatment of any Hazardous Materials in a manner that would reasonably be expected to give rise to material liabilities against the Company or any of its Subsidiaries pursuant to any applicable Environmental Law.

(e) To the knowledge of the Company, there is not on, in, under or from any Company Leased Real Property: (i) any leaking underground storage tanks; (ii) any asbestos-containing materials or lead-based paint that must be removed or abated under applicable Environmental Laws; or (iii) any landfills, dumps or surface impoundments used to treat or dispose of Hazardous Materials; that, in each case, would reasonably be expected to give rise to material liabilities against the Company or any of its Subsidiaries pursuant to any applicable Environmental Law.

(f) The Company and each of its Subsidiaries has made available to Parent copies of all material environmental assessments, environmental reports, environmental audits and other material environmental documents in its possession or under its reasonable control related to (i) any non-compliance with Environmental Law by the Company or its Subsidiaries, in any material respect, since January 1, 2017 or that is currently outstanding or unresolved or (ii) the environmental condition of any real property that the Company or its Subsidiaries currently or formerly have owned, operated or leased.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES

The Purchaser Parties jointly and severally represent and warrant to the Company as follows:

Section 5.1 Organization. Each of the Purchaser Parties is a corporation duly organized, validly existing and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) under the laws of the jurisdiction of its incorporation or formation and has the requisite entity power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Parent Material Adverse Effect. Each of the Purchaser Parties is duly qualified or licensed to do business and in good standing (to the extent the relevant jurisdiction recognizes such concept of good standing) as a foreign corporation in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 5.2 Authorization; Validity of Agreement; Necessary Action. Prior to the date hereof Parent, as the sole stockholder of Sub, duly executed and delivered a stockholder consent, effective as of immediately following execution of this Agreement, which, when effective, will duly adopt this Agreement (the “Sub Stockholder Consent”). The Sub Stockholder Consent has not been revoked and is in full force and effect. Each of the Purchaser Parties has the requisite power and authority to execute and deliver this Agreement and, upon effectiveness of the Sub Stockholder Consent, to consummate the

Contemplated Transactions. The execution, delivery and performance by each of the Purchaser Parties of this Agreement, and the consummation of the Contemplated Transactions, have been duly authorized by all necessary action on the part of each of the Purchaser Parties, subject to the effectiveness of the Sub Stockholder Consent, and no other action on the part of any Purchaser Party is necessary to adopt this Agreement or to authorize the execution and delivery by such Purchaser Party of this Agreement and the consummation by them of the Contemplated Transactions. This Agreement has been duly executed and delivered by each of the Purchaser Parties, and assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each Purchaser Party, enforceable against them in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

Section 5.3 Consents and Approvals; No Violations.

(a) Except for (i) compliance with the applicable requirements of the Securities Act and the Exchange Act, (ii) compliance with the rules and regulations of NASDAQ, (iii) the filing of the Certificate of Merger, and (iv) compliance with any applicable foreign or state securities or “blue sky” laws, neither the execution, delivery or performance of this Agreement by any Purchaser Party nor the consummation by such Purchaser Party of the Contemplated Transactions will require on the part of such Purchaser Party any filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity, except for such filings, registrations, notifications, authorizations, consents or approvals the failure of which to make or obtain would not have a Parent Material Adverse Effect.

(b) Neither the execution, delivery or performance of this Agreement by any Purchaser Party nor the consummation by such Purchaser Party of the Contemplated Transactions will (i) violate any provision of the certificate of incorporation or bylaws (or equivalent organizational documents) of such Purchaser Party, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which such Purchaser Party or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) assuming the effectiveness of the Sub Stockholder Consent, violate any Law applicable to such Purchaser Party or any of its Subsidiaries or any of their respective properties or assets; except in the case of clauses “(ii)” and “(iii)” for such violations, breaches, defaults, terminations, cancellations or accelerations that would not have a Parent Material Adverse Effect.

Section 5.4 Proxy Statement; Other Information. None of the information provided by any Purchaser Party to be included in the Proxy Statement or Schedule 13E-3 will, at the respective times such are filed with the SEC or are first mailed to the stockholders of the Company, as the case may be, or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 13E-3 will comply as to form with respect to the information provided by each Purchaser Party in all material respects as of the date of its first use with the requirements of the Exchange Act.

Section 5.5 Sub’s Operations. Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other Contemplated Transactions.

Section 5.6 Brokers or Finders. No investment banker, broker, finder, consultant or intermediary is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the Contemplated Transactions based upon arrangements made by or on behalf of any Purchaser Party or any of their respective Subsidiaries or Affiliates.

Section 5.7 Share Ownership. None of the Purchaser Parties nor any of their respective Affiliates or any other members of the Purchaser Group, as of the date of this Agreement, Beneficially Owns, or at any time during the three (3) years prior to (and including) the date of this Agreement, has Beneficially Owned, any Common Stock other than 5,537,945 shares of Common Stock Beneficially Owned by such members of the Purchaser Group.

Section 5.8 Certain Contracts. The Purchaser Parties have, on or prior to the date of this Agreement, delivered to the Company a true, correct and complete copy of the Support Agreement. Other than the Support Agreement, there are no agreements, contracts, arrangements or understandings between any of the Purchaser Parties or any of their respective Affiliates on the one hand, and any of the Company’s or its Subsidiaries’ directors, officers, employees or stockholders, on the other hand, (a) that relate to the Contemplated Transactions, (b) pursuant to which any stockholder of the Company would be entitled to receive consideration with respect to the Contemplated Transactions of a different amount or nature than the Merger Consideration, (c) pursuant to which any stockholder of the Company has agreed to vote such stockholder’s shares of Common Stock to approve this Agreement or the Merger or has agreed to vote against any Superior Proposal or (d) pursuant to which any person has agreed to provide, directly or indirectly, equity capital to any Purchaser Party or the Company to finance in whole or in part the Contemplated Transactions, including the Merger.

Section 5.9 Independent Investigation. The Purchaser Parties have conducted their own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Acquired Corporations, which investigation, review and analysis was performed by the Purchaser Parties, their respective Affiliates and Representatives. Each of the Purchaser Parties acknowledges that it, its Affiliates and their respective Representatives have been provided reasonable access to the personnel, properties, facilities and records of the Acquired Corporations for such purpose. In entering into this Agreement, each of the Purchaser Parties acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and not on any statements, representations or opinions of any of the Company, its Affiliates or their respective Representatives (except for the representations, warranties and covenants of the Company set forth in this Agreement).

Section 5.10 Non-Reliance on Company Estimates. The Company has made available to the Purchaser Parties, and may continue to make available, certain estimates, projections and other forecasts for the business of the Acquired Corporations and certain plan and budget information. Each of the Purchaser Parties acknowledges that these estimates, projections, forecasts, plans and budgets and the assumptions on which they are based were prepared for specific purposes and may vary significantly from each other. Further, each of the Purchaser Parties acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts, plans and budgets, that the Purchaser Parties are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans and budgets), and that none of the Purchaser Parties is relying on any estimates, projections, forecasts, plans or budgets furnished by any of the Acquired Corporations or their respective Affiliates and Representatives or the accuracy or completeness thereof, and none of the Purchaser Parties shall, and shall cause its Affiliates and their respective Representatives not to, hold any such person liable with respect thereto, other than intentional fraud in connection therewith.

Section 5.11 Financing. The Purchaser Parties have, and at the Closing, will have sufficient cash, available lines of credit or other sources of immediately available funds in U.S. dollars to consummate the Merger and the other Contemplated Transactions and to perform their respective obligations under this Agreement.

Section 5.12 Solvency. Each of the Purchaser Parties, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the Contemplated Transactions to occur at the Closing, will not be, Insolvent. None of the Purchaser Parties is in default in any material respect with respect to any indebtedness.

Section 5.13 No Other Representations. Each of the Purchaser Parties acknowledges and agrees, for themselves and each member of the Purchaser Group, that (a) except for the representations and warranties contained in Article IV, neither the Company or any Subsidiary of the Company nor any other Person acting on behalf of the Company or any such Subsidiary, makes any representation or warranty, express or implied, with respect to the Company or any Subsidiary or Affiliate thereof or with respect to any other information provided to any of the Purchaser Parties or any of their respective Affiliates or Representatives in connection with the Contemplated Transactions, including the accuracy or completeness thereof, nor is any Purchaser Party or any member of the Purchaser Group relying thereon, and (b) neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to the Purchaser Parties or any other Person resulting from the distribution or failure to distribute to the Purchaser Parties or any of their respective Affiliates, or any Purchaser Party’s or any such Affiliate’s use of, any such information, or management presentations in expectation of the Contemplated Transactions, unless and solely to the extent any such information is expressly included in a representation or warranty contained in Article IV.

ARTICLE VI.

COVENANTS

Section 6.1 Interim Operations of the Company. During the period from the date of this Agreement through the Closing or the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1 (the “Pre-Closing Period”), except (u) as may be required by Law, (w) with the prior written consent of Parent (which consent shall not be unreasonably conditioned, withheld or delayed), (x) as required or specifically contemplated by this Agreement, (y) as set forth in Section 6.1 of the Company Disclosure Schedule or (z) with respect to actions or omissions taken by or at the direction of any Purchaser Party or any Designated Representative, the Company shall ensure that the business and operations of the Acquired Corporations shall be conducted in the ordinary course of business and in accordance with past practices, and in compliance in all material respects with all applicable Law and the requirements of all Company Material Contracts. Without limiting the generality of the foregoing, except (u) as may be required by Law, (w) with the prior written consent of Parent (which consent shall not be unreasonably conditioned, withheld or delayed), (x) as required or specifically contemplated by this Agreement, (y) as set forth in Section 6.1 of the Company Disclosure Schedule or (z) with respect to actions or omissions taken by or at the direction of any Purchaser Party or any Designated Representative, including in such person’s capacity as a director, officer or employee of any of the Acquired Corporations, during the Pre-Closing Period, neither the Company nor any of its Subsidiaries will:

(a) issue, deliver, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, grant, disposition, pledge or other encumbrance of (i) any shares of capital stock of any class or any other ownership interest of the Company or any of its Subsidiaries, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock or any other ownership interest of the Company or any of its Subsidiaries, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any other ownership interest of the Company or any of its Subsidiaries or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or any other ownership interest of the Company or any of its Subsidiaries (collectively, the “Equity Interests”) except for the issuance of shares of capital stock of the Company upon exercise of any Company Stock Option or vesting of Company RSU, in each case outstanding on the date of this Agreement, or the pledge of Equity Interests of the Company or any of the Company’s Subsidiaries to secure indebtedness or other obligations in connection with or related to the Company’s Credit Agreement or (ii) any other securities of the Company or any of its Subsidiaries in respect of, in lieu of, or in substitution for, Common Stock outstanding on the date hereof;

(b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any outstanding shares of capital stock or other securities of any Acquired Corporations except for the acceptance of shares of Common Stock as payment for the exercise price of Company Stock Options or for withholding taxes in connection with the exercise or settlement of Company Stock Options or Company RSUs;

(c) split, combine, subdivide or reclassify any Common Stock or declare, accrue, set aside for payment or pay any dividend in respect of any Common Stock or otherwise make any payments to stockholders in their capacity as such;

(d) acquire, sell, lease, license or dispose of any material assets or right other than in the ordinary course of business;

(e) (i) incur, issue or assume any indebtedness or guarantee or otherwise become liable for any indebtedness (including increasing the indebtedness under Contracts in existence as of the date hereof) other than pursuant to the Company Credit Agreement or equipment financing incurred in the ordinary course of business; (ii) make any loans, advances (other than expense advances made to directors or officers or other employees in the ordinary course of business and consistent with past practices) or capital contributions to, or investments in, any other Person, other than to the Company or any wholly owned Subsidiary of the Company; or (iii) sell or transfer, or create, assume or suffer to exist any Lien on, any accounts receivable (other than in the ordinary course of business and consistent with past practices);

(f) except as required pursuant to the terms of any Benefit Plans as in effect as of the date hereof or as otherwise required by Law or in the ordinary course of business, (A) increase the compensation or other benefits payable or to become payable to current or former employees, directors or officers of any of the Acquired Corporations, (B) grant any rights to severance or termination pay or other termination benefit, or enter into or amend any employment or severance agreement with, any current or former employees, directors, or officers of any of the Acquired Corporations, (C) enter into any consulting, bonus, retention, retirement or similar agreement with any employee, officer or director of the Company (including any change to performance targets associated therewith), (D) establish, adopt, enter into or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former employees, directors or officers or any of their beneficiaries, except, in each case, such action with respect to current or former employees that would not result in an increase to the Company in the cost of maintaining such collective bargaining agreement, plan, trust, fund, policy or arrangement; (E) amend or adopt any material Benefit Plans (other than any such adoption or amendment that is not material to and does not materially increase the cost to the Company of maintaining such material Benefit Plan or is required pursuant to the terms of such material Benefit Plan in effect as of the date of this Agreement) or the Company Equity Plans or (F) accelerate the vesting, exercisability or payment of (or waive any performance conditions with respect to), any compensation or benefit (including any equity-based awards), except as otherwise expressly set forth in this Agreement; or (G) grant any additional Company Stock Options;

(g) enter into or become bound by, terminate or materially amend any Company Material Contract, except for the Company Credit Agreement or other than in the ordinary course of business;

(h) change any of its accounting methods unless required by Law or GAAP;

(i) amend or permit the adoption of any amendment to the Organizational Documents or to the charter or other organizational documents of any of the other Acquired Corporations, or form any Subsidiary;

(j) (i) acquire any equity interest or other interest in any other Entity; or (ii) effect or become a party to any merger, consolidation, plan of arrangement, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, issuance of bonus shares, division or subdivision of shares, consolidation of shares or similar transaction;

(k) authorize or make any commitment with respect to any single capital expenditure that is not budgeted in the Company’s current plan approved by the Board as of the date hereof which is in excess of $500,000 or capital expenditures which are, in the aggregate, in excess of $1,000,000 for the Acquired Corporations taken as a whole;

(l) make any pledge of any of its assets or permit any of its assets to become subject to any Liens, except for Permitted Liens or Liens that do not materially detract from the value of such assets or materially impair the operations of any of the Acquired Corporations;

(m) except in the ordinary course of business, make or change any material Tax election, adopt or change any material method of Tax accounting, file any material amended Tax Return, enter into any tax allocation agreement, tax sharing agreement, tax indemnity agreement relating to any material Tax, surrender the right to claim a material Tax refund, settle or compromise any claim, notice, audit report, or assessment in respect of any material Tax, consent to any waiver of the statute of limitations period applicable to any material Tax claim or assessment, or request any material Tax ruling;

(n) commence any material Legal Proceeding, except (i) in the ordinary course of business, (ii) Legal Proceedings to enforce the terms of this Agreement or the Support Agreement, or (iii) Legal Proceedings in connection with this Agreement, the Support Agreement and the Contemplated Transactions;

(o) subject to Section 6.12, settle any material Legal Proceeding;

(p) (A) enter into a material new line of business directly or indirectly or (B) except as required by applicable Law, change any material policy established by the executive officers of the Company that generally applies to the operations of the Company;

(q) extend, renew or enter into any Contracts containing non-compete or exclusivity provisions that (A) would restrict or limit the operations of the Company and its Subsidiaries or (B) apply to any current or future affiliates of the Company, the Surviving Corporation or Parent;

(r) other than in the ordinary course of business consistent with past practice, materially reduce the amount of insurance coverage or fail to renew any material existing insurance policies;

(s) amend in a manner that adversely impacts in any material respect the ability to conduct its business, terminate or allow to lapse any material permits;

(t) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, merger (other than the Merger), consolidation or other reorganization (other than reorganizations involving only wholly owned subsidiaries of the Company which would not result in a material increase in the Tax liability of the Company or any of its subsidiaries); or

(u) enter into any Contract to do any of the foregoing.

Section 6.2 Access to Information. During the Pre-Closing Period, upon reasonable notice, the Company shall (and shall cause the respective Representatives of the Acquired Corporations to): (a) provide Representatives of Parent reasonable access, in a manner not disruptive to the operations of the business of the Acquired Corporations, during normal business hours and upon reasonable notice throughout the Pre-Closing Period, to the properties, books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, (b) furnish promptly to such Representatives all information concerning the business, properties and personnel of the Acquired Corporations as may reasonably be requested, and (c) provide reasonable access to the Acquired Corporations’ Representatives and personnel, to the extent such individuals are not members of the Purchaser Group; provided, that nothing herein shall require the Company or any of its Subsidiaries to disclose any information to the Purchaser Parties if such disclosure would, in the reasonable judgment of the Company, (i) cause significant competitive harm to the Company or its Subsidiaries if the transactions contemplated by this Agreement are not consummated, (ii) violate applicable Law or the provisions of any agreement to which the Company or any of its Subsidiaries is a party or (iii) jeopardize any attorney-client or other legal privilege. Each Purchaser Party agrees that it will not, and will cause its respective Representatives not to, use any information obtained pursuant to this Section 6.2 for any competitive or other purpose unrelated to the consummation of the Contemplated Transactions.

Section 6.3 Acquisition Proposals.

(a) Subject to the provisions of this Section 6.3, and except for actions or omissions taken by or at the direction of any Purchaser Party or any Designated Representative, including in such person’s capacity as a director, officer or employee of any of the Acquired Corporations, during the Pre-Closing Period, the Company and the other Acquired Corporations shall not, and the Company and the other Acquired Corporations shall not authorize or knowingly permit their respective Representatives to, directly or indirectly:

(i) solicit or initiate, or knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal;

(ii) furnish any nonpublic information regarding or afford access to the properties, books or records of any of the Acquired Corporations to any Person for the purpose of knowingly facilitating or knowingly encouraging an Acquisition Proposal;

(iii) engage in discussions or negotiations with any Person for the purpose of knowingly facilitating or knowingly encouraging any Acquisition Proposal;

(iv) approve, endorse, recommend or enter into any agreement in principle, letter of intent, merger agreement, acquisition agreement or other similar agreement relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.3(b)); or

(v) resolve to propose, agree or publicly announce an intention to do any of the foregoing.

(b) Anything in this Agreement to the contrary notwithstanding, at any time prior to the receipt of the later of the Company Stockholder Approval and the Majority of the Minority Approval, (i) the Company may furnish nonpublic information regarding the Acquired Corporations to, afford access to, and engage in discussions or negotiations with, any Person or group of Persons in response to an Acquisition Proposal submitted to the Company, the Board or any Independent Committee by such Person or group that the Board or any Independent Committee concludes in good faith is or could lead to a Superior Proposal if (A) such Acquisition Proposal did not result from a material breach of this Section 6.3 (other than any such breach caused by any Purchaser Party or any Designated Representative); (B) the Board or any Independent Committee determines in good faith, after consultation with its outside legal counsel, that the failure to take such action could reasonably be expected to be contrary to its fiduciary duties under applicable Law, (C) (x) prior to furnishing nonpublic information regarding the Acquired Corporations the Company receives from such Person or group of Persons an executed Acceptable Confidentiality Agreement and (y) subsequent to entering into discussions with such Person or group of Persons, the Company gives Parent written notice setting forth the identity of such Person or group of Persons, and the Company’s intention to furnish nonpublic information to, or enter into discussions with, such Person or group of Persons, and (D) concurrently with furnishing any such nonpublic information to such Person or group of Persons, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished or made available by the Company to any Purchaser Party); and (ii) following the receipt of an Acquisition Proposal, the Board or any Independent Committee may contact the Person or group of Persons who has made such Acquisition Proposal to clarify and understand the terms and conditions thereof.

(c) At any time prior to the receipt of the later of the Company Stockholder Approval and the Majority of the Minority Approval, the Company shall promptly (and in no event later than 48 hours after receipt of such Acquisition Proposal) advise Parent orally and in writing of the receipt by the Company of any Acquisition Proposal or any inquiry that could reasonably be expected to lead to an Acquisition Proposal (including the identity of the Person or group of Persons making or submitting such Acquisition Proposal, and details of the material terms and conditions thereof). The Company shall keep Parent promptly (and in no event later than 48 hours after receipt by the Company) and reasonably informed with respect to (i) the status of any such Acquisition Proposal and (ii) the status, any material developments and terms of any material modification thereto. The Company agrees that it will not enter into any agreement with any Person subsequent to the date hereof that prohibits the Company from providing any information or materials to Parent in accordance with, or otherwise complying with this Section 6.3(c).

(d) The Company shall immediately cease and cause to be terminated any discussions existing as of the date hereof with any Person or group of Persons that relate to any Acquisition Proposal.

(e) During the Pre-Closing Period, neither the Company nor the Board (in accordance with Section 9.15) nor any committee thereof shall (i) withhold, withdraw, amend, qualify or modify, in a manner adverse to the Purchaser Parties, the Company Recommendation, (ii) adopt, approve or recommend any Acquisition Proposal, (iii) fail to include the Company Recommendation in the Proxy Statement or fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement on Schedule 14D-9 as promptly as practicable after the commencement of such Acquisition Proposal (but in any event within ten (10) Business Days following such commencement), (iv) following receipt of an Acquisition Proposal, fail to reaffirm its approval or recommendation of this Agreement and the Merger within ten (10) Business Days after receipt of any reasonable request to do so from Parent or (v) resolve or agree to take any of the foregoing actions (any of the actions or events described in clauses “(i)” through “(v)”, a “Change in Recommendation”). Notwithstanding anything in this Agreement to the contrary, at any time prior to the receipt of the later of the Company Stockholder Approval and the Majority of the Minority Approval, if (A) in response to an Intervening Event, the Board or any Independent Committee determines in good faith, after consultation with its outside legal counsel, that the failure to take such action could reasonably be expected to be contrary to its fiduciary duties under applicable Law or (B) in response to the receipt by the Company of an Acquisition Proposal, the Board or any Independent Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal and that the failure to take such action could reasonably be expected to be contrary to its fiduciary duties under applicable Law, the Board or any Independent Committee may make a Change in Recommendation in respect of such Intervening Event or such Superior Proposal, as the case may be. The Board or any Independent Committee may make a Change in Recommendation only if (i) the Board or any Independent Committee has notified Parent in writing of its intent to take such action (any such notice, a “Change in Recommendation Notice”), which notice shall, if delivered in connection with a (A) Superior Proposal, contain the identity of the Person making the Superior Proposal, specify the material terms of the Superior Proposal and contain a copy of the material documents and/or agreements providing for the Superior Proposal or (B) Intervening Event, contain a reasonably detailed description of such Intervening Event; provided, that it is agreed that the provision of such Change in Recommendation Notice to Parent, in each case, shall not constitute a Change in Recommendation; (ii) if requested by Parent, the Company shall, and shall cause its Representatives to, for a period of at least three (3) Business Days following receipt by Parent of the Change in Recommendation Notice (such time period, the “Notice Period”), negotiate with Parent and any Representative of Parent in good faith (to the extent Parent desires to negotiate) to permit Parent to propose amendments to the terms and conditions of this Agreement and the Contemplated Transactions (a “Parent Proposal”); (iii) following the Notice Period, and taking into account any Parent Proposal received during the Notice Period, the Board or any Independent Committee shall have considered in good faith such Parent Proposal, if any, and shall have determined, in respect of such Superior Proposal, that the Superior Proposal would continue to constitute a Superior Proposal or, in respect of such Intervening Event, the failure to make a Change in Recommendation with respect to such Intervening Event could reasonably be expected to be contrary to its fiduciary duties under applicable Law, if the revisions proposed in such Parent Proposal, if any, were to be given effect; (iv) such Superior Proposal did not result from a material breach of this Section 6.3 (other than any such breach caused by any Purchaser Party or any Designated Representative); and (v) the Board or any Independent Committee cause the Company to terminate this Agreement under Section 8.1(c)(ii) and pays to Parent the Company Expense Reimbursement in accordance with Section 8.2(b). The Company acknowledges and agrees that, in connection with a Change in Recommendation Notice delivered in connection with an Acquisition Proposal that is determined to be a Superior Proposal, each successive material modification to the financial terms of such Acquisition Proposal shall be deemed to constitute a new Acquisition Proposal for purposes of this Section 6.3(e) and shall trigger a new Notice Period, except that the Notice Period shall be at least two (2) Business Days (instead of three (3) Business Days otherwise contemplated by clause “(ii)” above).

(f) Nothing contained in this Agreement shall prohibit the Company or the Board or any committee thereof from (i) making any disclosure to the Company’s stockholders if the Board or any committee thereof has determined in good faith that the failure to do so could reasonably be expected to be contrary to applicable Law (including fiduciary duties), or (ii) complying with Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to an Acquisition Proposal (or any similar communication to its stockholders in connection with the making or amendment of a tender offer or exchange offer); provided, that any such action taken or statement made that relates to an Acquisition Proposal shall not be deemed to be a Change in Recommendation if the Board or any Independent Committee reaffirms the Company Recommendation in such statement or in connection with such action. During the Pre-Closing Period, upon the written request by Parent (A) following any disclosure specified in clauses (i) or (ii) above or (B) in the event an Acquisition Proposal has been publicly announced, the Board or any Independent Committee shall expressly publicly reaffirm the Company Recommendation within ten (10) Business Days following such request, and failure to do so shall be deemed to be a Change in Recommendation.

Section 6.4 Publicity. The initial press release by each of Parent and the Company with respect to the execution of this Agreement shall be reasonably acceptable to Parent and the Company. Neither the Company nor Parent (nor any of their respective Affiliates) shall issue any other press release or make any other public announcement with respect to this Agreement or the Contemplated Transactions without the prior agreement of the other party, except (a) as may be required by Law or by any listing agreement with a national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other party before making any such public announcements, (b) that the Company shall not be required to obtain the prior agreement of any Purchaser Party in connection with the receipt and existence of an Acquisition Proposal and matters related thereto or a Change in Recommendation, and (c) the Company may otherwise communicate in the ordinary course with its employees, customers, suppliers and vendors as it deems appropriate.

Section 6.5 Directors’ and Officers’ Insurance and Indemnification.

(a) From and after the Effective Time, Tahoe and Parent shall, and shall cause the Surviving Corporation to, and the Surviving Corporation shall, indemnify and hold harmless, and provide advancement of expenses to, the present and former officers and directors of the Company and its Subsidiaries (each, an “Indemnified Party”) in respect of acts or omissions in their capacity as an officer or director of the Company or any of its Subsidiaries or any of their respective predecessors or as an officer, director, employee, fiduciary or agent of another enterprise if the Indemnified Party was serving in such capacity at the request of the Company or any of its Subsidiaries or any of their respective predecessors, in any case occurring at or prior to the Effective Time, to the fullest extent permitted by the DGCL or any other applicable Law or provided under the certificate of incorporation, bylaws, any indemnification agreements and any other governing documents of the Company and its Subsidiaries in effect on the date hereof. In the event of any threatened or pending claim, action, suit, arbitration, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (each, a “Proceeding”) to which an Indemnified Party is, has been or becomes a party or with respect to which an Indemnified Party is, has been or becomes otherwise involved (including as a witness), arising in whole or in part out of, or pertaining in whole or in part to, the fact that the Indemnified Party is or was an officer or director of the Company or any of its Subsidiaries or any of their respective predecessors or is or was serving at the request of the Company or any of its Subsidiaries or any of their respective predecessors as an officer, director, employee, fiduciary or agent of another enterprise (including any Proceeding arising out of or pertaining to matters occurring or existing or alleged to have occurred or existed, or acts or omissions occurring or alleged to have occurred, at or prior to the Effective Time, or arising out of or pertaining to this Agreement and the transactions and actions contemplated hereby), (i) Tahoe and Parent shall, and shall cause the Surviving Corporation to, and the Surviving Corporation shall, advance fees, costs and expenses (including reasonable attorney’s fees and disbursements) incurred by each Indemnified Party in connection with and prior to the final disposition of such Proceedings, such fees, costs and expenses (including reasonable attorney’s fees and disbursements) to be advanced within twenty (20) Business Days of receipt by Tahoe and Parent from the Indemnified Party of a request therefor, provided that such Indemnified Party delivers an undertaking to the Surviving Corporation, agreeing to repay such advanced fees, costs and expenses if it is determined by a court of competent jurisdiction in a final nonappealable order that such Indemnified Party was not entitled to indemnification with respect to such fees, costs and expenses, and (ii) none of Tahoe, Parent or the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Proceeding in which indemnification could be sought by such Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents in writing. If any claim for indemnification is asserted or made by any Indemnified Party pursuant to this Section 6.5, any determination required to be made with respect to whether such Indemnified Party’s conduct complies with the standards under the DGCL, the certificate of incorporation of the Surviving Corporation or any Subsidiary, other applicable Law or any applicable indemnification agreement shall be made by independent legal counsel selected by such Indemnified Party that is reasonably acceptable to the Surviving Corporation. If any Proceeding is brought against any Indemnified Party in which indemnification could be sought by such Indemnified Party under this Section 6.5, (A) each Indemnified Party shall be entitled to retain his or her own counsel in connection with such Proceeding, and (B) no Indemnified Party shall be liable for any settlement effected without his or her prior express written consent.

(b) From and after the Effective Time, each of Tahoe and Parent shall cause to be maintained in effect all provisions in the Surviving Corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) and in the certificate of incorporation, bylaws and other governing documents of the Company’s Subsidiaries regarding (i) elimination of liability of directors, (ii) indemnification of officers, directors and employees and (iii) advancement of expenses, in each case, that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.

(c) Prior to the Effective Time, the Company will obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period ending six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time, from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance, with terms, conditions, retentions and limits of liability that are no less favorable to the Indemnified Parties than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the Contemplated Transactions); provided that the maximum aggregate premium for such policies shall not be in excess of 300% of the amount the Company paid for its D&O Insurance in its last full fiscal year; provided, further, that if the premiums of such “tail” policy exceed such amount, the Company will obtain such a “tail” policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount. If the Company does not obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Tahoe and Parent shall cause the Surviving Corporation to, continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies as of the date hereof, or the Surviving Corporation shall purchase from the Company’s current insurance carrier or from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable to the Indemnified Parties than as provided in the Company’s existing policies as of the date hereof; provided that in no event shall Tahoe, Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 300% of the amount per annum the Company paid for its D&O Insurance in its last full fiscal year; and provided, further, that if the premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated, and Tahoe and Parent shall cause the Surviving Corporation, to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.

(d) If Tahoe, Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Tahoe, Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.5.

(e) The provisions of this Section 6.5 shall survive consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party referred to in this Section 6.5 and his or her heirs and representatives, and are in addition to, and not in substitution for, any other rights that any such person may have under the certificate of incorporation, bylaws or other governing documents of the Company or any of its Subsidiaries, under the DGCL or any other applicable Law or under any agreement of any Indemnified Party with the Company or any of its Subsidiaries or otherwise.

Section 6.6 SEC Filings; Other Actions.

(a) As promptly as reasonably practicable following the date of this Agreement (and, in any event, no later than thirty-five (35) days after the date of this Agreement), the Company will prepare and cause to be filed with the SEC, with the assistance of the Purchaser Parties, the Proxy Statement, and the Company, Tahoe, Parent and THAIHOT will prepare and cause to be filed with the SEC the Schedule 13E-3. Tahoe, Parent, THAIHOT and the Company will use reasonable best efforts to cooperate with each other in connection with the preparation of the foregoing documents. Each of Tahoe, Parent and THAIHOT will use reasonable best efforts to promptly provide such information regarding Purchaser Parties and any other member of the Purchaser Group that the Company may reasonably request for inclusion in the Proxy Statement and Schedule 13E-3. Each of the Company, Tahoe, Parent and THAIHOT shall use its reasonable best efforts so that the Proxy Statement and the Schedule 13E-3 comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Each of the Company, Tahoe, Parent and THAIHOT will use its reasonable best efforts to have the Proxy Statement and the Schedule 13E-3, cleared by the SEC as promptly as reasonably practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable within three (3) Business Days after the later of (i) the date the Proxy Statement is cleared by the SEC or (ii) the date upon which Parent and THAIHOT shall have (A) deposited or caused to be deposited the aggregate Merger Consideration to be paid pursuant to Section 3.2 in the Special Purpose Account in accordance with Section 6.15 and (B) delivered or caused to be delivered to the Company and the Independent Committee evidence reasonably satisfactory to the Independent Committee that the aggregate Merger Consideration to be paid pursuant to Section 3.2 has been deposited in the Special Purpose Account, together with a certificate, signed by a director of each of Tahoe, Parent and THAIHOT, certifying that the Purchaser Parties have complied with their respective obligations under clause (b) and (c) of Section 6.15 and that the funds deposited in the Special Purpose Account have not been (and will not be prior to the Closing of the Merger or the termination of this Agreement) withdrawn, removed, transferred or made subject to any Lien or other restriction on transfer. The Company will as promptly as reasonably practicable notify Parent of the receipt of any oral or written comments from the SEC relating to the Proxy Statement. The Company will reasonably cooperate and provide Parent with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto), and Tahoe, Parent, THAIHOT and the Company will cooperate and provide each other with a reasonable opportunity to review and comment in good faith on the draft Schedule 13E-3 (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC, prior to filing such with or sending such to the SEC, and Tahoe, Parent , THAIHOT and the Company will provide each other with copies of all such filings made and correspondence with the SEC with respect thereto. Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of any Purchaser Party for inclusion or incorporation by reference in the Proxy Statement. If at any time prior to the Company Meeting, any information should be discovered by any party which should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3 so that the Proxy Statement or the Schedule 13E-3 would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information will promptly notify the other parties and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the appropriate party with the SEC and disseminated by the Company to the stockholders of the Company.

(b) Subject to the other provisions of this Agreement, the Company shall (i) use reasonable efforts to take all action required under the DGCL and its Organizational Documents to duly call, give notice of, convene and hold a meeting of its stockholders promptly following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval and the Majority of the Minority Approval (the “Company Meeting”), with the record date and meeting date of the Company Meeting to be mutually agreed by the Company and Parent, and (ii) subject to a Change in Recommendation in accordance with Section 6.3, use all reasonable efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and approval of the Contemplated Transactions. Notwithstanding anything to the contrary contained in this Agreement, the Company may, and at the direction of Parent the Company will, adjourn or postpone the Company Meeting, if and to the extent any Independent Committee or Parent, as the case may be, determines in good faith (i) such adjournment or postponement is necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is timely provided to the Company’s stockholders, or (ii) additional time is required to solicit proxies in favor of the adoption of this Agreement.

Section 6.7 Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, the Company, Tahoe, Parent and THAIHOT shall each use their reasonable best efforts to promptly (i) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Contemplated Transactions; (ii) obtain from any Governmental Entities any actions, non-actions, clearances, waivers, consents, approvals, permits or orders required to be obtained by the Company, Tahoe, Parent, THAIHOT or any of their respective Subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions; (iii) make all registrations, filings, notifications or submissions which are necessary or advisable, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) any applicable federal or state securities laws and (B) any other applicable Law; provided, that the Company, on the one hand, and Tahoe, Parent and THAIHOT, on the other hand, will cooperate with each other in connection with the making of all such filings, including providing copies of all such filings and attachments to outside counsel for the non-filing party and including the timing of the initial filings; (iv) furnish all information required for any application or other filing to be made pursuant to any applicable Law in connection with the Contemplated Transactions; (v) keep the other party promptly (and in any event within three (3) days) informed in all material respects of any material communication received by such party from, or given by such party to, any Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case relating to the Contemplated Transactions; (vi) permit the other parties to review any material communication (and considering the other party’s reasonable comments thereto) delivered to, and consulting with the other party in advance of any meeting or conference with, any Governmental Entity relating to the Contemplated Transactions or in connection with any proceeding by a private party relating thereto, and giving the other party the opportunity to attend and participate in such meetings and conferences (to the extent permitted by such Governmental Entity or private party); (vii) avoid the entry of, or have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the consummation of the Contemplated Transactions, including defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Contemplated Transactions; and (viii) execute and deliver any additional instruments necessary to consummate the Contemplated Transactions; provided, that in no event shall the Company or any of its Subsidiaries, prior to the Effective Time, be required to pay or agree to pay any fee, penalty or other consideration to any Third Party for any consent or approval required for the consummation of the Contemplated Transactions under any Contract (except to the extent of the amount of any fee or other consideration set forth in such Contract, and except for ordinary course fees or other consideration which are not material in amount). In furtherance and not in limitation of the foregoing, the Purchaser Parties shall make all appropriate filings required in connection with this Agreement, the Support Agreement and the Contemplated Transactions with the NRDC and any other Governmental Entity of the PRC as promptly as practicable within the applicable period required by applicable Law, and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to applicable Law in connection with any approvals, filings, notices or registrations required by applicable Law of the PRC, and use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to obtain any approvals, filings, notices or registrations required by applicable Law of the PRC as soon as is practicable and to avoid any impediment to the consummation of Contemplated Transactions under any applicable Laws of the PRC or orders from any PRC Governmental Entity, including using reasonable best efforts to take all such action as reasonably may be necessary to resolve such objections, if any, as any PRC Governmental Entity or Person may assert under any applicable Laws of the PRC or orders from any PRC Governmental Entity with respect to this Agreement or the Support Agreement or the Contemplated Transactions.

(b) No party to this Agreement shall consent to any voluntary delay of the consummation of the Contemplated Transactions at the behest of any Governmental Entity without the consent of the other parties to this Agreement. Notwithstanding anything in this Agreement to the contrary, unless required by Law or any Governmental Entity, materials provided pursuant to this Section 6.7 may be redacted (i) to remove references concerning the valuation of the business of the Company and its Subsidiaries, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable privilege or confidentiality concerns.

Section 6.8 Sub and Surviving Corporation. Each of Tahoe and Parent will take all actions necessary to (a) cause Sub and the Surviving Corporation, to perform promptly their respective obligations under this Agreement, (b) cause Sub to commence and consummate the Merger on the terms and conditions set forth in this Agreement and (c) ensure that, prior to the Effective Time, Sub shall not conduct any business, make any investments or incur or guarantee any indebtedness.

Section 6.9 Section 16 Matters. Prior to the Effective Time, the Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act (“Section 16”) of Common Stock or other securities under the Company Equity Plans pursuant to this Agreement in connection with the Contemplated Transactions shall be an exempt transaction for purposes of Section 16.

Section 6.10 Takeover Statutes. If the restrictions of any Takeover Statutes become or are deemed to be applicable to the Company, the Purchaser Parties, or the Contemplated Transactions, then each of the Company and the Purchaser Parties, and their respective board of directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the

Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render the restrictions of such Takeover Statute inapplicable to the foregoing.

Section 6.11 Stock Exchange Delisting. The Company and each of the Purchaser Parties shall take such actions reasonably required to cause the shares of Common Stock to be de-listed from NASDAQ and deregistered under the Exchange Act as soon as practicable following the Effective Time.

Section 6.12 Stockholder Litigation. Each party to this Agreement shall give the other parties to this Agreement the opportunity to participate in the defense or settlement of any stockholder litigation against any party and/or its respective directors relating to the Contemplated Transactions, whether commenced prior to or after the execution and delivery of this Agreement.

Section 6.13 Certain Contracts. Without the prior written consent of any Independent Committee, none of the Purchaser Parties shall, and each of the Purchaser Parties shall use reasonable best efforts to cause the other members of the Purchaser Group not to, (a) amend the Support Agreement or waive any provisions thereof, (b) enter into any side letters or other oral or written agreements or understandings with any of the Company’s or its Subsidiaries’ directors, officers, employees or stockholders (other than the Support Agreement) (i) that relate to the Contemplated Transactions, (ii) pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or (iii) pursuant to which any stockholder of the Company will agree to vote to approve this Agreement or the Merger or against any Superior Proposal, or (c) enter into or modify any Contract (i) which would, individually or in the aggregate, prevent or materially delay the ability of any Purchaser Party to consummate the Merger and the other Contemplated Transactions or (ii) which would prevent or materially impair the ability of any management member, director or stockholder of the Company or any of their respective Affiliates, with respect to any Acquisition Proposal the Company may receive, from taking any of the actions described in Section 6.3 to the extent such actions are permitted to be taken by the Company thereunder.

Section 6.14 Special Committee. Prior to the Effective Time, without the consent of the Special Committee, (a) the Board shall not eliminate the Special Committee, or revoke or diminish the authority of the Special Committee, (b) none of the Purchaser Parties shall, and each of the Purchaser Parties shall cause each member of the Purchaser Group not to, remove or cause the removal of any director of the Board that is a member of the Special Committee either as a member of the Board or such Special Committee, and (c) each of the Purchaser Parties shall, and shall cause each member of the Purchaser Group to, vote, or cause to be voted, all shares of Common Stock Beneficially Owned by any member of the Purchaser Group, or over which any member of the Purchaser Group has voting control, from time to time and at all times, in whatever manner necessary to ensure that at any annual or special meeting of the stockholders of the Company at which an election of directors is held or pursuant to any written consent of the stockholders of the Company, each director of the Board that is a member of the Special Committee shall be elected to the Board. In addition, during the Pre-Closing Period, each of Tahoe and THAIHOT covenants and agrees that, other than to replace existing directors who are currently members of the Board, it will not exercise its rights under Section 2.1(a) of the Governance Agreement to nominate additional individuals to serve as directors on the Board.

Section 6.15 Financing. Each of the Purchaser Parties shall take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to (a) obtain funds in U.S. dollars sufficient to fund the aggregate Merger Consideration to be paid pursuant to Section 3.2 and the funds in U.S. dollars otherwise necessary to effect the consummation of the transactions contemplated by this Agreement on or prior to the date upon which the Closing is required to be consummated pursuant to the terms hereof, (b) as soon as reasonably practicable after the date hereof and in any event prior to the Company causing the Proxy Statement to be mailed to the Company’s stockholders in accordance with Section 6.6, the Purchaser Parties shall establish, in the name of a US or other offshore entity, a US dollar deposit account (the “Special Purpose Account”) with a bank in Hong Kong, the identity of which shall be reasonably acceptable to the Company, (c) deposit or cause to be deposited the aggregate Merger Consideration to be paid pursuant to Section 3.2 in the Special Purpose Account prior to the Company causing the Proxy Statement to be mailed to the Company’s stockholders in accordance with Section 6.6, (d) deliver or cause to be delivered to the Company and the Independent Committee, prior to the Company causing the Proxy Statement to be mailed to the Company’s stockholders, evidence reasonably satisfactory to the Independent Committee that the aggregate Merger Consideration to be paid pursuant to Section 3.2 has been deposited in the Special Purpose Account together with a certificate, signed by a director of each of Tahoe, Parent and THAIHOT, certifying that the Purchaser Parties have complied with their respective obligations under clauses (b) and (c) of this Section 6.15 and (e) retain sufficient funds in the Special Purpose Account for the payment of the aggregate Merger Consideration pursuant to Section 3.2, and not remove, withdraw or transfer such funds or subject such funds to any Lien or other restriction on transfer, at all times from the date of deposit until the earlier of the Closing Date or the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1; provided, that if this Agreement is terminated pursuant to Section 8.1 and, in connection with such termination, the Parent Expense Reimbursement is payable pursuant to Section 8.2(c), then each of the Purchaser Parties covenants and agrees that it will retain funds in the Special Purpose Account sufficient to pay the Parent Expense Reimbursement at all times from the date of deposit until the Parent Expense Reimbursement is actually paid to the Company in accordance with Section 8.2(c).

Section 6.16 Knowledge of Inaccuracies and Certain Breaches. None of the Purchaser Parties shall have any right to (a) rely on the failure of a condition in Section 7.2(a) or terminate this Agreement under Section 8.1(d) or claim any damage or seek any other remedy at Law or in equity for any breach of or inaccuracy in any representation or warranty made by the Company in Article IV to the extent that the Company can show that any Purchaser Party or a Designated Representative, including in such Person’s capacity as a director, officer or employee of any Acquired Corporation, had knowledge of any facts or circumstances that constitute or give rise to such breach of or inaccuracy in such representation or warranty as of the date hereof, or (b) rely on the failure of a condition set forth in Section 7.1(c) or Section 7.2(b) or terminate this Agreement under Section 8.1(d) or claim any damage or seek any other remedy at Law or in equity in connection with any action that any Purchaser Party or any Designated Representative caused the Company to take or omit from taking.

ARTICLE VII.

CONDITIONS TO THE MERGER

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligations of the Company, on the one hand, and the Purchaser Parties, on the other hand, to consummate the Merger are subject to the satisfaction (or mutual waiver by the Company and the Purchaser Parties, if permissible under applicable Law; provided, that the condition in Section 7.1(a) cannot be waived by any Person, including the Company or the Purchaser Parties in any circumstance) of the following conditions:

(a) the Majority of the Minority Approval shall have been obtained;

(b) the Company Stockholder Approval shall have been obtained;

(c) no Governmental Entity of any competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order or Law or taken any other action which is then in effect (whether temporary, preliminary or permanent) and has the effect of enjoining, restraining or otherwise prohibiting the consummation of the Merger; and

(d) following the filing by the applicable Purchaser Parties of an overseas investment registration with the NDRC in respect of the Contemplated Transactions, the applicable Purchaser Parties shall have received a written acknowledgment issued by the NDRC that such registration has been completed.

Section 7.2 Conditions to the Purchaser Parties’ Obligations to Effect the Merger. The obligations of the Purchaser Parties to effect the merger are subject to the satisfaction (or waiver by the Purchaser Parties) of the following conditions:

(a) (i) The representations and warranties of the Company contained in Section 4.1 (Organization), Section 4.2 (Capitalization), Section 4.3 (Authorization; Validity of Agreement; Company Action), Section 4.15 (Brokers or Finders) and Section 4.16 (Opinion of Financial Advisor) of this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on the Closing Date (other than to the extent any such representation and warranty addresses matters only as of a particular date or only with respect to a specific period of time which representation and warranty needs only be true and correct as of such date or with respect to such period); (ii) the representation and warranty of the Company contained in clause “(b)” of Section 4.8 (Absence of Certain Changes) of this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date; and (iii) all other representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date hereof and shall be true and correct (without giving effect to any limitation as to “materiality” or Company Material Adverse Effect) as of the Closing Date as though made on the Closing Date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which representations and warranties need only be true and correct as of such date or with respect to such period), except, in the case of this clause (iii), where the failure of such representations and warranties of the Company to be so true and correct (without giving effect to any limitation as to “materiality” or Company Material Adverse Effect set forth therein), would not individually or in the aggregate, have a Company Material Adverse Effect;

(b) The Company shall have performed all obligations and complied with all covenants, in each case in all material respects, required by this Agreement to be performed or complied with by it at or prior to the Closing; and

(c) The Company shall have delivered to Parent a certificate, dated as of the Closing Date, signed by an officer of the Company, certifying to the satisfaction of the conditions specified in Section 7.2(a) and Section 7.2(b).

Section 7.3 Conditions to Company’s Obligations to Effect the Merger. The obligations of Company to effect the merger are subject to the satisfaction (or waiver by Company) of the following conditions:

(a) The representations and warranties of each of the Purchaser Parties contained in this Agreement shall be true and correct as of the Closing Date as though made on the Closing Date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which representations and warranties need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties of such Purchaser Party to be so true and correct (without giving effect to any limitation as to “materiality” or Parent Material Adverse Effect set forth therein), would not individually or in the aggregate, have a Parent Material Adverse Effect.

(b) Each of the Purchaser Parties shall have performed all obligations and complied with all covenants, in each case in all material respects, required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c) Tahoe, Parent and THAIHOT shall have delivered to the Company certificates, dated as of the Closing Date, signed by a director of each of Tahoe, Parent and THAIHOT, certifying as to the satisfaction of the conditions specified in Section 7.3(a) and Section 7.3(b).

(d) Prior to the mailing of the Proxy Statement, Parent shall have deposited or caused to be deposited in the Special Purpose Account sufficient funds for timely payment of the aggregate Merger Consideration to be paid pursuant to Section 3.2 in exchange for all outstanding shares of Common Stock (other than shares of Common Stock to be cancelled pursuant to Section 3.1(c) hereof) and such funds shall continue to be available for the purposes set forth herein through the Effective Time and shall not have been withdrawn or otherwise restricted.

Section 7.4 Frustration of Conditions. None of the Company or any Purchaser Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party’s failure to act in good faith or use its reasonable best efforts to consummate the Merger and the other Contemplated Transactions, as required by and subject to Section 6.7.

ARTICLE VIII.

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the adoption of this Agreement by the stockholders of the Company or Sub):

(a) by the mutual written agreement of the Company (in accordance with Section 9.15) and Parent.

(b) by either the Company (in accordance with Section 9.15) or Parent:

(i) if any Governmental Entity having competent jurisdiction shall have, enacted, issued, promulgated, enforced or entered any Law or Order which is then in effect or taken any other action, in each case, permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such Order or other action shall have become final and nonappealable; provided, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to a party whose breach of, or failure to fulfill, any of its obligations under this Agreement has been the cause of, or resulted in, the enactment, issuance, promulgation, enforcement or entry of any such Order or other action;

(ii) if the Company Stockholder Approval, including the Majority of the Minority Approval, shall not have been obtained at the Company Meeting (after taking into account any adjournment, postponement or recess thereof); provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) if the failure to obtain the Company Stockholder Approval is due to the failure of one or more stockholder parties to the Support Agreement to vote the shares of Common Stock Beneficially Owned by it in accordance with the Support Agreement; or

(iii) if the Merger shall not have occurred by December 15, 2017 (the “Termination Date”); provided, that if all of the conditions to close set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than (A) those conditions that by their nature are to be satisfied at the Closing, (B) any one or more of the conditions set forth in Section 7.1(c) with respect to an Order from a Governmental Entity in the PRC or any Law of the PRC, or (C) any one or more of the conditions set forth in Section 7.1(d)), the Company shall have the option, in its sole discretion and without prejudice to its rights in Section 8.1(c) or Section 8.2, to extend the Termination Date for a single additional 60-day period by written notice delivered to Parent, in which case the Termination Date shall be deemed for all purposes to be such later date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b)(iii) shall not be available to any party whose breach of, or failure to fulfill, any of its obligations under this Agreement in any manner has been the cause of, or resulted in, the failure to consummate the Merger by the Termination Date (it being understood that the Purchaser Parties shall be deemed a single party for purposes of the foregoing proviso).

(c) by the Company (in accordance with Section 9.15), if

(i) a breach or failure of any representation, warranty or covenant of any Purchaser Party set forth in this Agreement, shall have occurred, which breach or failure has given rise to or would reasonably be expected to give rise to the failure of a condition set forth in Section 7.1 or Section 7.3 and as a result of such breach or failure, such condition would not be capable of being satisfied prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) Business Days of the receipt by the Purchaser Parties of written notice from the Company of such breach or failure stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(c)(i) (or any shorter period of the time that remains between the date the Company provides written notice of such breach or failure and the Termination Date); provided, however, that, the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if it is then in material breach of this Agreement and such breach would result in any conditions to Closing set forth in Section 7.1 or Section 7.2 not being satisfied;

(ii) prior to obtaining the Company Stockholder Approval and the Majority of the Minority Approval, if the Board or an Independent Committee (in accordance with Section 9.15) shall have effected a Change in Recommendation; provided, that within five (5) Business Days of the termination of this Agreement by the Company pursuant to this Section 8.1(c)(ii), the Company pays to Parent the Company Expense Reimbursement;

(iii) (A) all the conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived, (B) the Company has irrevocably confirmed in writing to Parent that (1) all the conditions set forth in Section 7.3 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing) or that the Company is willing to waive any unsatisfied conditions in Section 7.3, and (2) the Company is prepared to consummate the Closing, and (C)

the Purchaser Parties fail to consummate the Closing within five (5) Business Days following the date on which the Closing should have occurred pursuant to Section 2.2; or

(iv) prior to the date that the Company has notified Parent that it is prepared to mail the Proxy Statement (which notification may not be delivered less than sixty (60) days following the date of this Agreement), Parent shall have failed to deposit or caused to be deposited into the Special Purpose Account sufficient funds for timely payment of the aggregate Merger Consideration to be paid pursuant to Section 3.2 in exchange for all outstanding shares of Common Stock (other than shares of Common Stock to be cancelled pursuant to Section 3.1(c) hereof).

(d) by Parent, if

(i) a breach or failure of any representation, warranty or covenant of the Company set forth in this Agreement shall have occurred, which breach or failure has given rise to or would reasonably be expected to give rise to the failure of a condition set forth in Section 7.1 or Section 7.2 and as a result of such breach or failure, such condition would not be capable of being satisfied prior to the Termination Date, or if capable of being cured, shall not have been cured within thirty (30) Business Days of the receipt by the Company of written notice from Parent of such breach or failure stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(d)(i) (or any shorter period of the time that remains between the date Parent provides written notice of such breach or failure and the Termination Date); provided, however, that, Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if it is in material breach of this Agreement and such breach would result in any conditions to Closing set forth in Section 7.1 or Section 7.3 not being satisfied; or

(ii) prior to obtaining the Company Stockholder Approval and the Majority of the Minority Approval, if the Board or an Independent Committee (in accordance with Section 9.15) shall have effected a Change in Recommendation.

Section 8.2 Effect of Termination.

(a) The party terminating this Agreement pursuant to Section 8.1(b), Section 8.1(c) or Section 8.1(d), as the case may be, shall give written notice of such termination to the other party in accordance with this Agreement specifying the provision or provisions hereof pursuant to which such termination is being effected. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto; provided, however, that (i) the terms of Article VIII and Article IX shall survive any termination of this Agreement, and (ii) subject to Section 8.2(e), no party shall be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of this Agreement prior to such termination.

(b) The Company shall pay, or cause to be paid, to Parent an amount equal to $1,500,000 (the “Company Expense Reimbursement”) in immediately available funds if this Agreement is terminated by: (i) the Company pursuant to Section 8.1(c)(ii), or (ii) by Parent pursuant to Section 8.1(d)(ii); such payment to be made as promptly as possible (but in any event no later than five (5) Business Days) after the date of such termination. In no event shall the Company be required to pay the Company Expense Reimbursement on more than one occasion.

(c) Parent shall pay, or cause to be paid (either directly or out of the Special Purpose Account), to the Company an amount equal to $4,500,000 (the “Parent Expense Reimbursement”) in immediately available funds if this Agreement is terminated (i) by the Company pursuant to Section 8.1(c)(i), Section 8.1(c)(iii) or Section 8.1(c)(iv) or is otherwise terminated when terminable by the Company pursuant to Section 8.1(c)(i), Section 8.1(c)(iii) or Section 8.1(c)(iv), (ii) by Parent or the Company pursuant to Section 8.1(b)(iii) at a time when all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than (A) those conditions that by their nature are to be satisfied at the Closing, (B) any one or more of the conditions set forth in Section 7.1(c) with respect to an Order from a Governmental Entity in the PRC or any Law of the PRC, or (C) any one or more of the conditions set forth in Section 7.1(d)), or (iii) by Parent or the Company pursuant to Section 8.1(b)(i) due to an Order from a Governmental Entity in the PRC or any Law of the PRC, such payment to be made (either directly or out of the Special Purpose Account) as promptly as possible (but in any event no later than five (5) Business Days) after the date of such termination. In no event shall Parent be required to pay the Parent Expense Reimbursement on more than one occasion. In the event the Parent Expense Reimbursement is payable pursuant to this Section 8.2(c), each of the Purchaser Parties covenants and agrees to retain sufficient funds in the Special Purpose Account for the payment of the Parent Expense Reimbursement, and not to remove, withdraw or transfer such funds or subject such funds to any Lien or any other restriction on transfer, at all times from the date of termination of this Agreement until the Parent Expense Reimbursement is actually paid to the Company.

(d) Upon payment of the Company Expense Reimbursement, the Company shall have no further liability to the Purchaser Parties with respect to the Merger, this Agreement or the Contemplated Transactions. Upon payment of the Parent Expense Reimbursement, the Purchaser Parties shall have no further liability to the Company with respect to the Merger, this Agreement or the Contemplated Transactions. The Company Expense Reimbursement and the Parent Expense Reimbursement shall be made by wire transfer of immediately available funds to an account designated by Parent or the Company.

(e) Notwithstanding anything to the contrary in this Agreement, if:

(i) the Company is required to pay the Company Expense Reimbursement to Parent pursuant to this Agreement, the Purchaser Parties’ sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise), without prejudice to the remedy of specific performance set forth in Section 9.10, against the Company and any of its respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Representatives, Affiliates, members, managers, general or limited partners or assignees (each a “Company Related Party” and collectively, the “Company Related Parties”) or any Company Related Party of any Company Related Party for any breach, loss or damage shall be to terminate this Agreement and receive payment of the Company Expense Reimbursement, in each case, only to the extent provided by this Section 8.2; and upon payment of such amount, none of the Purchaser Parties shall have any rights or claims against any of the Company Related Parties or any Company Related Party of any Company Related Party under this Agreement or otherwise, whether at law or equity, in contract, in tort or otherwise, and none of the Company Related Parties or any Company Related Party of any Company Related Party shall have any further liability or obligation relating to or arising out of this Agreement or the Contemplated Transactions.

(ii) Parent is required to pay the Parent Expense Reimbursement to Company pursuant to this Agreement, the Company’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise), without prejudice to the remedy of specific performance set forth in Section 9.10, against the Purchaser Parties and any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Representatives, Affiliates, members, managers, general or limited partners or assignees (each a “Purchaser Related Party” and collectively, the “Purchaser Related Parties”) or any Purchaser Related Party of any Purchaser Related Party for any breach, loss or damage shall be to terminate this Agreement and receive payment of the Parent Expense Reimbursement, in each case, only to the extent provided by this Section 8.2; and upon payment of such amount, the Company shall not have any rights or claims against any of the Purchaser Related Parties or any Purchaser Related Party of any Purchaser Related Party under this Agreement or otherwise, whether at law or equity, in contract, in tort or otherwise, and none of the Purchaser Related Parties or any Purchaser Related Party of any Purchaser Related Party shall have any further liability or obligation relating to or arising out of this Agreement or the Contemplated Transactions.

(f) The Company and each of the Purchaser Parties acknowledges that the agreements contained in this Section 8.2 are an integral part of the Contemplated Transactions and that, without these agreements, the parties would not enter into this Agreement. In the event that the Company or Parent shall fail to pay the Company Expense Reimbursement or Parent Expense Reimbursement, as applicable, when due, and, in order to obtain such payment, Parent or the Company, as applicable, commences a suit which results in a judgment against the Company or Parent, as applicable, for any fee set forth in this Section 8.2, the Company shall pay to Parent, or Parent shall pay to the Company, as applicable, its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

ARTICLE IX.

MISCELLANEOUS

Section 9.1 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented, whether before or after any vote of the stockholders of the Company contemplated hereby and whether before or after the effectiveness of the Sub Stockholder Consent at any time prior to the Effective Time, with respect to any of the terms contained herein by written agreement of the parties hereto, by action taken by their respective boards of directors (or individuals holding similar positions) with the Company acting solely through any Independent Committee; provided, however, that following receipt of the Company Stockholder Approval and the Majority of the Minority Approval, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger or that by Law otherwise would require further approval or authorization by the stockholders of the Company without such further approval or authorization.

Section 9.2 Nonsurvival of Representations and Warranties. Except for those covenants and agreements set forth in Article II and Article III, Section 6.4 and Section 6.5 and Article VIII and this Article IX, none of the representations, warranties and agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 9.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time.

Section 9.3 Notices. All notices and other communications hereunder shall be in writing (in the English language) and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile or e-mail, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.3):

(a)	if to any of the Purchaser Parties, to:

Tahoe Investment Group Co., Ltd.

No. 43 Hudong Road

Olympic Building,

Fuzhou City

Fujian Province, China 350003

Attention: Mr. Ge Yong

Fax: 86 591 8760 1956

Email: [***]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

30/F, China World Office 2

No. 1, Jian Guo Men Wai Avenue

Beijing, 100004

People’s Republic of China

Attention: Peter X. Huang, Esq.

Fax: +86 10 6535 5577

Email: Peter.Huang@skadden.com

(b)	if to the Company, to:

Alliance HealthCare Services, Inc.

100 Bayview Circle, Suite 400

Newport Beach, CA 92660

Attention: General Counsel

Fax: (714) 688-3397

Email: [***]

With a copy to (which shall not constitute notice):

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, CA 92660

Attention: Mark D. Peterson

John C. Raney

Fax: (949) 823-6994

Email: mpeterson@omm.com

jraney@omm.com

With a copy to (which shall not constitute notice):

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

Attention: Charles Ruck

Fax: (714) 755-8290

Email: charles.ruck@lw.com

140 Scott Drive

Menlo Park, CA 94025

Attention: Josh Dubofsky

Fax: (650) 463-2600

Email: josh.dubofsky@lw.com

(c)	if to the Special Committee to

Alliance HealthCare Services, Inc.

100 Bayview Circle, Suite 400

Newport Beach, CA 92660

Attention: General Counsel

Fax: (714) 688-3397

Email: [***]

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

610 Newport Center Drive, 17th Floor

Newport Beach, CA 92660

Attention: Mark D. Peterson

John C. Raney

Fax: (949) 823-6994

Email: mpeterson@omm.com

jraney@omm.com

Section 9.4 Interpretation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Disclosure of any fact, circumstance or information in any section of the Company Disclosure Schedule shall be deemed to be adequate response and disclosure of such fact, circumstance or information with respect to any representation, warranty or covenant in any section of Article IV or Article VI, calling for disclosure of such fact, circumstance or information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations, warranties or covenants if the applicability of such disclosure to such representation, warranty or covenant is reasonably apparent. The inclusion of any item in the Company Disclosure Schedule shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever.

Section 9.5 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 9.6 Entire Agreement; Third-Party Beneficiaries. This Agreement, including the Company Disclosure Schedule and the exhibits hereto, together with the other instruments referred to herein, including the Support Agreement, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof, and (b), except for Article III on and after the Effective Time and Section 6.5, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. The representations and warranties set forth in Article IV and Article V and the covenants set forth in Section 6.1 have been made solely for the benefit of the parties to this Agreement and (x) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (y) have been qualified by reference to the Company Disclosure Schedule, which contains certain disclosures that are not reflected in the text of this Agreement; and (z) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company.

Section 9.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic and legal substance of the Contemplated Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Contemplated Transactions be consummated as originally contemplated to the fullest extent possible.

Section 9.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

Section 9.9 Disputes. Any dispute or controversy between the parties in relation to or arising out of the existence, interpretation, validity, breach, or termination of this Agreement (a “Dispute”) shall be exclusively, definitely and finally settled through arbitration by Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in force (“HKIAC Rules”) in accordance with the following:

(a) All procedures in any such arbitration shall be conducted in English and a daily transcript in English of such proceedings shall be prepared.

(b) There shall be three (3) arbitrators, each of whom shall be an attorney qualified to practice law and fluent in English and shall be appointed as follows:

(i) The parties shall, within thirty (30) days of the date on which the Dispute was referred to arbitration, each appoint one (1) arbitrator, who shall jointly appoint the third arbitrator, who shall chair the arbitration panel and shall be a national of a country other than the U.S.A. and China. All arbitrators appointed to preside over a Dispute shall be and remain at all times impartial and independent of the parties.

(ii) If either party fails to appoint an arbitrator within thirty (30) days of the date on which the Dispute was referred to arbitration, the Chairman of the HKIAC shall appoint the missing arbitrator.

(iii) If the appointed arbitrators are unable to agree on the third (3rd) arbitrator within thirty (30) days of their appointment, then the Chairman of the HKIAC shall appoint the third (3rd) arbitrator.

(c) Discovery shall be permitted.

(d) Any award in the arbitration proceeding shall be rendered in English.

(e) In any arbitration pursuant to this Section 9.9, the arbitrators are not empowered to award:

(i) Punitive, exemplary or consequential damages and the parties hereby waive any right to recover such damages except in the event that one of the parties is found liable for fraud or intentional misconduct; and

(ii) any equitable remedies except to the extent that such remedies enforce the obligations of this Agreement.

(f) The arbitrators shall decide in the award the allocation of costs, including the arbitrators’ fees, expenses for translators and translations required in connection with the arbitration and all other costs to which the Dispute may give rise.

(g) The venue and seat of the arbitration shall be Hong Kong. The award of the arbitrators shall be final, binding and without appeal. Any award of the arbitrators may be enforced by any court having jurisdiction over the party against which the award has been rendered, or wherever assets of that party are located, and shall be enforceable in accordance with the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards (1958). A court may refuse to enforce any award rendered in accordance herewith, if it finds that any of the arbitrators appointed to preside over the Dispute are not independent or impartial of the parties.

Section 9.10 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Contemplated Transactions) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 8.1, this being in addition to any other remedy to which they are entitled under this Agreement, (b) the provisions set forth in Section 8.2 (i) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (ii) shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement and (c) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Company or any Purchaser Party would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such injunction. If any party brings any Legal Proceeding to enforce specifically the performance of the terms and provisions hereof by any other party, the Termination Date shall automatically be extended by (x) the amount of time during which such Legal Proceeding is pending, plus twenty (20) Business Days or (y) such other time period established by the applicable court or arbitrator(s) presiding over such Legal Proceeding.

Section 9.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

Section 9.12 Expenses. Subject to Section 8.2, all costs and expenses incurred in connection with the Contemplated Transactions, this Agreement and the consummation of the Contemplated Transactions shall be paid by the party incurring such costs and expenses, whether or not the Contemplated Transactions are consummated.

Section 9.13 Headings. Headings of the articles and sections of this Agreement and the table of contents, schedules and exhibits are for convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

Section 9.14 Waivers. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party expressly granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 9.15 Independent Committee Approval. Subject to the requirements of applicable Law, any amendment, consent, waiver or other determination to be made, or action to be taken, by the Company or the Board under or with respect to this Agreement shall be made or taken at the direction and upon the approval of, and only at the direction and upon the approval of an Independent Committee. An Independent Committee, and only an Independent Committee, may pursue any action or litigation with respect to breaches of this Agreement on behalf of the Company.

Section 9.16 No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation,

execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future, direct or indirect, equityholder, controlling person, Affiliate, director, officer, employee, incorporator, member, manager, partner, shareholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the Contemplated Transactions.

IN WITNESS WHEREOF, the Company and each of the Purchaser Parties has caused this Agreement to be signed by their respective officers or directors thereunto duly authorized as of the date first written above.

ALLIANCE HEALTHCARE SERVICES, INC.

By:	/s/ Percy C. Tomlinson
Name: Percy C. Tomlinson
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Company and each of the Purchaser Parties has caused this Agreement to be signed by their respective officers or directors thereunto duly authorized as of the date first written above.

TAHOE INVESTMENT GROUP CO., LTD.

By:	/s/ Qisen Huang
Name: Qisen Huang
Title: Chairman

THAIHOT INVESTMENT COMPANY US LIMITED

By:	/s/ Qisen Huang
Name: Qisen Huang
Title: Director

THAIHOT INVESTMENT COMPANY LIMITED

By:	/s/ Qisen Huang
Name: Qisen Huang
Title: Director

ALLIANCE HEALTHCARE SERVICES MERGER SUB LIMITED

By:	/s/ Qisen Huang
Name: Qisen Huang
Title: Director

[Signature Page to Agreement and Plan of Merger]

The following schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. Alliance HealthCare Services, Inc. agrees to furnish supplementally a copy of any omitted schedules to the SEC upon request.

•	The Company Disclosure Schedule

Exhibit A

Certificate of Incorporation

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ALLIANCE HEALTHCARE SERVICES, INC.

FIRST: The name of the Corporation is Alliance HealthCare Services, Inc. (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 50,000 shares of Common Stock, each having a par value of one cent ($0.01).

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SIXTH: A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED, HOWEVER that this Article shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derives an improper personal benefit.

If the GCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the GCL, as so amended from time to time. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

2

Exhibit B

Bylaws

BY-LAWS

OF

ALLIANCE HEALTHCARE SERVICES, INC.

A Delaware Corporation

Effective

i

ii

	ARTICLE VIII

	INDEMNIFICATION
Section 1.	Right to Indemnification	27
Section 2.	Prepayment of Expenses	28
Section 3.	Claims	28
Section 4.	Nonexclusivity of Rights	29
Section 5.	Other Sources	29
Section 6.	Amendment or Repeal	29
Section 7.	Other Indemnification and Prepayment of Expenses	29

	ARTICLE IX

	AMENDMENTS
Section 1	Amendments	29
Section 2	Entire Board of Directors	30

	ARTICLE X

	FORUM SELECTION

Section 1	FORUM FOR ADJUDICATION OF DISPUTES	30

iii

BY-LAWS

OF

ALLIANCE HEALTHCARE SERVICES, INC.

(hereinafter called the “Corporation”)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be 1209 Orange Street, Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2. Annual Meetings. The Annual Meeting of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders.

Section 3. Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Chairman, if there be one, or (ii) the President, (iii) any Vice President, if there be one, (iv) the Secretary or (v) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of (i) the Board of Directors, (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings or (iii) stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 4. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting.

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Section 5. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 4 hereof shall be given to each stockholder of record entitled to notice of and to vote at the meeting.

Section 6. Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 5 hereof, until a quorum shall be present or represented.

Section 7. Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, or permitted by the rules of any stock exchange on which the Corporation’s shares are listed and traded, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a

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majority of the total number of votes of the Corporation’s capital stock represented at the meeting and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 11(a) of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 8 of this Article II. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

Section 8. Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

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(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 9. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting

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at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 9 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 9, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission

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shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this Section 9.

Section 10. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at

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the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 11. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 10 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.

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Section 13. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

Section 14. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each

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inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

ARTICLE III

DIRECTORS

Section 1. Number and Election of Directors. The Board of Directors shall consist of not less than one nor more than fifteen members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at each Annual Meeting of Stockholders and each director so elected shall hold office until the next Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 2. Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies on the Board of Directors or any committee thereof arising through death, resignation, removal, an increase in the number of directors constituting the Board of Directors or such committee or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall, in the case of the Board of Directors, hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal and, in the case of any committee of the Board of Directors, shall hold office until their successors are duly appointed by the Board of Directors or until their earlier death, resignation or removal.

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Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

Section 4. Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President, or by any director. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the President, or any director serving on such committee. Notice thereof stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

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Section 5. Organization. At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board of Directors or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

Section 6. Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, if there be one, the President or the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

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Section 7. Quorum. Except as otherwise required by law, or the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the Corporation’s securities are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 8. Actions of the Board by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided in the Certificate of Incorporation or these By-Laws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

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Section 10. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board

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of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these By-Laws and, to the extent that there is any inconsistency between these By-Laws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 11. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.

Section 12. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s

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relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Election. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders (or action by written consent of stockholders in lieu of the Annual Meeting of Stockholders), shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

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Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates the President as the Chief Executive Officer, and, except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Directors.

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Section 5. President. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and, provided the President is also a director, the Board of Directors. If there be no Chairman of the Board of Directors, or if the Board of Directors shall otherwise designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-Laws or by the Board of Directors.

Section 6. Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions

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upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

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Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.

Section 9. Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

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Section 10. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.

Section 11. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V

STOCK

Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two authorized officers of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

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Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

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Section 5. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

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ARTICLE VI

NOTICES

Section 1. Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these By-Laws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to directors or committee members may be given personally or by telegram, telex, cable or by means of electronic transmission.

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Section 2. Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of Stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these By-Laws.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its

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absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION

Section 1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a

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director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 3, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

Section 2. Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, PROVIDED, HOWEVER, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 3. Claims. If a claim for indemnification or payment of expenses under this Article VIII is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

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Section 4. Nonexclusivity of Rights. The rights conferred on any Indemnitee by this Article VIII shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

Section 6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 7. Other Indemnification and Prepayment of Expenses. This Article VIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

ARTICLE IX

AMENDMENTS

Section 1. Amendments. These By-Laws may be altered, amended or repealed, in whole or in part, or new By-Laws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new By-Laws be contained in the notice of such meeting of the stockholders or Board of Directors, as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

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Section 2. Entire Board of Directors. As used in this Article IX and in these By-Laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

ARTICLE X

FORUM SELECTION

Section 1. FORUM FOR ADJUDICATION OF DISPUTES. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer or employee of the Corporation arising pursuant to any provision of the DGCL or these By-Laws or the Certificate of Incorporation (as either may be amended from time to time), (iv) any action to interpret, apply, enforce or determine the validity of these By-Laws or the Certificate of Incorporation or (v) any action asserting a claim against the Corporation or any director, officer or employee of the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein; provided that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware. To the fullest extent permitted by applicable law, any person or entity purchasing or

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otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 1 of this Article X. If any provision or provisions of this Section 1 of this Article X shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 1 of this Article X (including, without limitation, each portion of any sentence of this Section 1 of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

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Adopted as of:

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